UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXP WORLD HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 7, 2021

To the stockholders of eXp World Holdings, Inc.:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of eXp World Holdings, Inc. to be held on Monday, May 17, 2021, at 12:00 p.m., Pacific Time. This year’s Annual Meeting will be a “virtual meeting” conducted via live audio webcast. Each holder of common stock as of the close of business on the record date of March 26, 2021, will be able to participate in the Annual Meeting by accessing a live webcast at https://expworldholdings.com/expshareholdersummit2021. Stockholders will be able to vote their shares via the Internet (i) until May 16, 2021 at 11:59 PM ET by logging into www.proxyvote.com and entering the control number included on their proxy card and (ii) during the meeting by logging into https://virtualshareholdermeeting.com/EXPI2021 and entering the control number included on their proxy card. You will not be able to attend the Annual Meeting in person.

During the Annual Meeting, stockholders will be asked to elect the entire Board of Directors (the “Board”) and to ratify the appointment of Deloitte & Touche LLP as our independent auditor for 2021. We also will be asking stockholders for approval, by an advisory vote, of our 2020 named executive officer compensation as disclosed in the Proxy Statement for the Annual Meeting (a “say-on-pay” vote). Additionally, we will be asking stockholders for approval of an amendment to our Amended and Restated Certificate of Incorporation (“Charter”) to increase our number of authorized shares of common stock. All of these matters are important, and we urge you to vote in favor of the election of each of the director nominees, the ratification of the appointment of our independent auditor, the approval of our 2020 named executive officer compensation, and the amendment to our Charter.

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://expworldholdings.com/investors/sec-filings/.

It is important that you vote your shares of common stock by proxy, regardless of the number of shares you own. You will find the instructions for voting on your proxy card. We appreciate your prompt attention.

The Board invites you to participate in the Annual Meeting so that management can discuss business developments and trends with you. Thank you for your support, and we look forward to joining you at the Annual Meeting.

Sincerely,

/s/ Glenn Sanford
Glenn Sanford
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2021

The Board of Directors (the “Board”) is soliciting proxies for use at the eXp World Holdings, Inc. 2021 Annual Meeting. You are receiving the enclosed proxy statement because you were a holder of common stock as of the close of business on the record date of March 26, 2021, and therefore are entitled to vote at the Annual Meeting.

TIME & DATE:	12:00 p.m., Pacific Time May 17, 2021

RECORD DATE:

You are eligible to vote if you were a stockholder of record as of the close of business on March 26, 2021.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible. Submitting a proxy will not prevent you from attending the Annual Meeting and voting at the meeting.

By Order of the Board of Directors,

/s/ James Bramble

James Bramble

Chief Legal Counsel

PLACE:	Webcast only Access at: https://expworldholdings.com/expshareholdersummit2021

PURPOSE:

The purpose of the Annual Meeting is to consider and vote on the following proposals:

1.    Elect seven directors.

2.    Ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2021.

3.    Approve our 2020 named executive officer compensation on a non-binding advisory basis (“Say on Pay”).

4.   Approve an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to increase the number of authorized shares of our common stock, $0.00001 par value per share, from 220,000,000 to 900,000,000.

In addition, any other business properly presented may be acted upon at the meeting.

PROXY VOTING:

Your vote is important. You may vote your shares:

●
over the internet before the Annual Meeting at www.proxyvote.com and entering the control number included on your proxy card.
●
by mailing your completed proxy in advance of the Annual Meeting to:

Vote Processing
c/o Broadridge
51 Mercedes Way,
Edgewood, NY 11717

●
over the internet during the Annual Meeting at https://virtualshareholdermeeting.com/EXPI2021 and entering the control number included on your proxy card.

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://expworldholdings.com/investors/sec-filings/.

eXp WORLD HOLDINGS, INC

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

Proxy Statement dated April 7, 2021

2021 Annual Meeting of Stockholders

eXp World Holdings, Inc., a Delaware corporation, is furnishing this Proxy Statement and related proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at its 2021 Annual Meeting of Stockholders and any adjournments. eXp World Holdings, Inc. is providing these materials to the holders of record of its common stock, $0.00001 par value per share, as of the close of business on the record date of March 26, 2021 and is first making available or mailing the materials on or about April 7, 2021.

The Annual Meeting is scheduled to be held as follows:

Date	May 17, 2021

Time	12:00 p.m., Pacific Time

Webcast Only	https://expworldholdings.com/expshareholdersummit2021

Your vote is important.

Please see the detailed information that follows in the Proxy Statement.

2021 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “eXp World Holdings,” “eXp”, the “Company”, and to “we,” “us,” “our” and similar terms, refer to eXp World Holdings, Inc.

Annual Meeting of Stockholders

Time and Date	12:00 p.m., Pacific Time, on May 17, 2021
Meeting Webcast Address	https://expworldholdings.com/expshareholdersummit2021
Record Date	March 26, 2021
Voting	Stockholders will be entitled to one vote for each share of common stock they hold of record as of the record date on each matter submitted for a vote of stockholders at the Annual Meeting.
Shares Entitled to Vote	144,621,454 votes, based on 144,621,454 shares of common stock outstanding as of the record date, which does not include 2,999,404 shares held as treasury stock.

Annual Meeting Agenda

Proposal	Board Recommendation
1. Election of seven directors	FOR each nominee
2. Ratification of appointment of independent auditor for 2021	FOR
3. Approval, by a non-binding, advisory vote, on the 2020 compensation of our named executive officers	FOR
4. Approval of amendment to our Charter	FOR

How to Cast Your Vote

You can vote by any of the following methods:

Until 11:59 p.m., ET, on May 16, 2021	At the Annual Meeting on May 17, 2021
Internet: From any web-enabled device: www.proxyvote.com Mail: Completed, signed and returned proxy card	Internet: From any web-enabled device: https://virtualshareholdermeeting.com/EXPI2021

Voting Standards

For Proposal 1, a nominee for director will be elected to the Board by the affirmative vote of a majority of shares voting in the election.  For Proposals 2 and 3, the affirmative vote of a majority of the shares voting on the matter is required to approve the proposal. Proposal 3 is an advisory vote and not binding on us, but the Board will consider the outcome of the vote on that proposal when considering future named executive officer compensation decisions. For Proposal 4, the affirmative vote of the holders of a majority of the outstanding shares of common stock as of the record date is required to approve the matter.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions are not counted as votes cast on any proposal considered at the Annual Meeting and, therefore, will have no effect on the proposals regarding the election of directors in Proposal 1, the ratification of the appointment of our independent registered public accounting firm for 2021 in Proposal 2, or the advisory vote on the compensation of our named executive officers in Proposal 3.  Abstentions will have the same effect as a vote “against” the proposal regarding the amendment to our Charter in Proposal 4. Broker non-votes occur when a person holding shares in “street name,” such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf. Broker non-votes are not counted as votes cast or entitled to be cast on any proposal considered at the Annual Meeting and, therefore, will have no effect on the proposals regarding the election of directors in Proposal 1, or the advisory vote on the compensation of our named executive officers in Proposal 3. We expect no broker non-votes on the ratification of the appointment of our independent registered public accounting firm for 2021 in Proposal 2 or on the amendment to our Charter in Proposal 4.

Questions and Answers about the Annual Meeting

Q:	When and where will the Annual Meeting be held?
A:

This year the Annual Meeting of Stockholders of eXp World Holdings, Inc., which we refer to as the “Annual Meeting,” will be held exclusively by webcast at https://expworldholdings.com/expshareholdersummit2021, beginning at 12:00 p.m., Pacific Time, on May 17, 2021.  We encourage you to access the Annual Meeting webcast prior to the start time.

Q:	Who may join the Annual Meeting?
A:

The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. We encourage you to allow ample time to log in to the meeting webcast and test your computer audio system.

You may submit questions and comments before the Annual Meeting on the webcast site at https://expworldholdings.com/expshareholdersummit2021.  After the Annual Meeting, we will take some time to answer stockholder questions that comply with the rules of conduct for the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Q:	What happens if there are technical difficulties during the Annual Meeting?
A:

If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at https://expworldholdings.com/expshareholdersummit2021 and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Annual Meeting, see “Q: What happens if the Annual Meeting is postponed or adjourned?” below.

Q:	What materials have been prepared for stockholders in connection with the Annual Meeting?
A:

We are furnishing you and other stockholders of record with this Proxy Statement for the 2021 Annual Meeting, which includes a letter from our Chief Executive Officer to stockholders, a Notice of 2021 Annual Meeting of Stockholders, a proxy card for the Annual Meeting and, if you received printed copies of the proxy materials, a pre-addressed envelope to be used to return the completed proxy card, as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

These materials were first made available on the Internet on or about April 7, 2021

Q:	What is a proxy?
A:

The term “proxy,” when used with respect to stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being physically present at the Annual Meeting.

Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to Glenn Sanford and Jeff Whiteside, which means you will authorize Messrs. Sanford and Whiteside to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

Q:	What matters will the stockholders vote on at the Annual Meeting?
A:

Proposal 1 - The election of the Board’s seven nominees for director: Glenn Sanford, Darren Jacklin, Jason Gesing, Eugene Frederick, Randall Miles, Dan Cahir and Felicia Gentry, each to serve until the next annual meeting or, in each case, until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2021.

Proposal 3 – To conduct an advisory vote on our 2020 named executive officer compensation as disclosed in this Proxy Statement.

Proposal 4 – Approve an amendment to our Charter to increase the number of authorized shares of our common stock, $0.00001 par value per share, from 220,000,000 to 900,000,000.

Q:	Who can vote at the Annual Meeting?
A:

Stockholders of record of common stock as of the close of business on March 26, 2021, the record date, will be entitled to vote at the Annual Meeting. As of the record date, there were outstanding a total of 144,621,454 shares of common stock, each of which will be entitled to one vote on each proposal. As a result, up to a total of 144,621,454 votes can be cast on each proposal. The shares outstanding do not include shares held as treasury stock which are not entitled to vote at the Annual Meeting.

Q:	What is a stockholder of record?
A:

A stockholder of record is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Broadridge Financial Solutions, Inc. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

Q:	What does it mean for a broker or other nominee to hold shares in “street name”?
A:

If you beneficially own shares held in an account with a broker, bank or other nominee, that nominee is the stockholder of record and is considered to hold those shares in “street name.” A nominee that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the nominee with specific voting instructions with respect to a proposal, the nominee’s authority to vote your shares will, under applicable rules, depend upon whether the proposal is considered a “routine” or a non-routine matter.

●	The nominee generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the nominee. The ratification of the appointment of our independent auditor for 2021 (Proposal 2) and the approval of the amendment to our Charter (Proposal 4) are considered routine matters under applicable rules.
●	The nominee generally may not vote on non-routine matters, including Proposal 1, and Proposal 3. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the four proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

Q:	How do I vote my shares if I do not attend the Annual Meeting?
A:	If you are a stockholder of record, you may vote prior to the Annual Meeting as follows:
● Via the Internet:

You may vote via the Internet by going to www.proxyvote.com, in accordance with the voting instructions on the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on May 16, 2021. You will be given the opportunity to confirm that your instructions have been recorded properly.

● By Mail:	You may vote by returning the completed and signed proxy card in a postage-paid return envelope that was be provided with the proxy card, if you request a copy by mail.

If you hold shares in street name, meaning that you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that nominee rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

Q:	Can I vote at the Annual Meeting?
A:

If you are a stockholder of record, you may vote at the Annual Meeting, whether or not you previously voted, by visiting https://virtualshareholdermeeting.com/EXPI2021 during the Annual Meeting and entering the 16-digit control number included on your proxy card. If your shares are held in street name, you must obtain a written proxy, executed in your favor, from the stockholder of record to be able to vote at the Annual Meeting.

Q:	May I change my vote or revoke my proxy?
A:	If you are a stockholder of record and previously delivered a proxy, you may subsequently change or revoke your proxy at any time before it is exercised by:
●	voting before the Annual Meeting at www.proxyvote.com;
●	voting during the Annual Meeting at https://virtualshareholdermeeting.com/EXPI2021; or
●	submitting a completed and signed proxy card, with a later date, before voting at the Annual Meeting is completed.

If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

Q:	What happens if I do not give specific voting instructions?
A:

If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board on all three proposals presented in this Proxy Statement and as they may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank or other nominee that is the stockholder of record of your shares, the nominee generally may vote on routine, but not non-routine, matters. The ratification of the appointment of our independent auditor for 2021 (Proposal 2) and the approval of the amendment to our Charter (Proposal 4) are considered routine matters. If the nominee does not receive instructions from you on how to vote your shares on Proposal 2 or Proposal 4, your broker is entitled (but not required) to vote your shares on those matters. The election of directors (Proposal 1), and approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 3) are considered non-routine matters under applicable rules, and your broker is not entitled to vote your shares on these proposals without your instructions. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Q:	Who is paying for this proxy solicitation?
A:

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	What if other matters are presented at the Annual Meeting?
A:

If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the proxy holders will have the discretion to vote on any matters, other than the four proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

Q:	What happens if the Annual Meeting is postponed or adjourned?
A:	Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponement or adjournment using your same 16-digit control number.

Q:	Where can I find the voting results of the Annual Meeting?
A:

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Current Report on Form 8-K to be filed with the SEC.

Vote Required for Election or Approval

Introduction

eXp World Holdings Inc.’s only voting securities are the outstanding shares of common stock. As of the record date, March 26, 2021, there were 144,621,454 shares of common stock outstanding, of which 144,621,454 shares will be entitled to one vote on each proposal. As a result, up to a total of 144,621,454 shares of common stock will be entitled to one vote on each proposal. The shares outstanding do not include shares held as treasury stock which are not entitled to vote at the Annual Meeting.

Only stockholders of record as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as abstentions or any proxies containing broker non-votes.

Proposal 1 - Election of Directors

Each director will be elected by the affirmative vote of a majority of shares that are voting in the election. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors because they are not counted as voting in the election.

Proposal 2 - Ratification of Appointment of Independent Auditor for 2021

The ratification of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2021 must be approved by affirmative votes constituting a majority of the shares that are voting on the matter. Abstentions will not have any effect on the outcome of the election of directors because they are not counted as voting in the election. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted and we do not expect any broker non-votes.

Proposal 3 - Approval of 2020 Executive Compensation on an Advisory Basis

The advisory “say-on-pay” vote to approve the compensation to our named executive officers in 2020 as disclosed in this Proxy Statement must be approved by affirmative votes constituting a majority of the shares that are voting on the matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal, because they are not counted as voting.

Proposal 4 - Approval of Amendment to Charter

The vote to approve the amendment to our Charter as disclosed in this Proxy Statement must be approved by affirmative votes constituting a majority of the outstanding shares as of the record date entitled to vote thereon. Abstentions will have the same effect as votes “against” this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted and we do not expect any broker non-votes.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board has designated as nominees for election the seven persons named below, each of whom currently serves as a director.

Shares of common stock that are voted as recommended by the Board will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the proxy holders.

The Board, based on the recommendation of the Corporate Governance Committee, has proposed that the following seven nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The authorized number of directors of the Company is currently set at eleven.

			Date First Elected
Name	Position	Age	or Appointed
Glenn Sanford	Chairman, Chief Executive Officer, and Director	54	March 12, 2013
Darren Jacklin	Director	48	May 22, 2014
Jason Gesing	Chief Executive Officer, eXp Realty, and Director	47	September 27, 2014
Eugene Frederick	Director	65	April 7, 2016
Randall Miles	Director	65	July 20, 2016
Dan Cahir	Director	38	November 29, 2018
Felicia Gentry	Director	52	May 28, 2020

Glenn Sanford, our Chairman, Chief Executive Officer, and Director beneficially owned approximately 30.15% of our outstanding common stock as of February 16, 2021. Penny Sanford, one of our stockholders, beneficially owned approximately 20.45% of our outstanding common stock as of February 16, 2021. Jason Gesing, the Chief Executive Officer of eXp Realty, LLC, the Company’s main operating division which is a cloud-based international residential real estate brokerage (“eXp Realty”), and one of our Directors beneficially owned 1.99% of our outstanding common stock as of February 16, 2021. Eugene Frederick, one of our Directors, beneficially owned 3.28% of our outstanding common stock as of February 16, 2021. In March 2021, Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick filed a Schedule 13D/A with the U.S. Securities and Exchange Commission (the “SEC”) indicating that they had entered into an agreement to vote their shares as a group with respect to the election of directors and any other matter on which our shares of common stock are entitled to vote. Accordingly, Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick collectively own a number of shares of our common stock sufficient to elect all of the members of the Board without the approval of any other stockholders. Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick are expected to vote for each director nominee.

Director Nominees’ Biographical and Related Information

Glenn Sanford has served as our Chief Executive Officer and Director since March 13, 2013. Since 2002, Mr. Sanford has been actively involved in the residential real estate space. In early 2007, Mr. Sanford launched BuyerTours Realty, LLC and grew the Company to three offices and into two states. After the decline in the real estate market in 2008, Mr. Sanford and his executive team rewrote the entire business model to reduce costs and provide consumers with more information and access. In October 2009, Glenn Sanford founded and launched eXp Realty, LLC as the first truly cloud-based national real estate brokerage which meant giving up the traditional brick and mortar environment and moving to a fully-immersive 3D virtual office environment where agents, brokers and staff collaborate across borders while learning and transacting business from anywhere in the world. Since that time, eXp Realty has quickly grown throughout the United States, Canada, Australia, the U.K, South Africa, France, Mexico, Portugal, and Italy, with a number of additional countries recently announced.

Prior to BuyerTours Realty, Mr. Sanford ran a large mega-agent team and consulted to Keller Williams International as a member of the Agent Technology Council in the areas of online client acquisition, client conversion and technology. Mr. Sanford was also a significant contributor to Keller Williams Internet Lead Generation Masterminds. Prior to real estate, Mr. Sanford was active at the executive level with a number of technology-related companies. In 1998, Mr. Sanford founded and served as President for eShippers.com, an online e-commerce and logistics company.

The Board believes that Mr. Sanford is qualified to serve on our Board of Directors because of his business and management experience.

Darren Jacklin has served as an independent director of the Company since May 22, 2014. For over 25 years, Mr. Jacklin has worked as a consultant with the Darren Jacklin Group of Companies Inc. and has traveled four continents and over 48 countries mentoring entrepreneurs and business owners on specific and measurable strategies designed to increase their income, transform their obstacles into cash flow and turn their passion into profits. Since January 2017, Mr. Jacklin has also served as the Managing Director of Grandeur Capital Corp., Darren Jacklin Group of Companies and BC 166370. In 2019, Mr. Jacklin also co-founded LY2NK Foundation, a private family foundation for global philanthropy.

His ability to identify potential investment and growth opportunities has been recognized by Tiger 21, The Wall Street Journal, Yahoo Finance, NBC TV, CBS TV, Global TV international radio stations, magazines and newspapers, movie producers, best-selling authors, CEO’s and business experts worldwide.

Darren Jacklin currently sits on paid international boards of directors of OrbVest Ltd. And ReachOut IT. Mr. Jacklin has consulted with over 150 Fortune 500 companies such as Microsoft, AT&T, Black & Decker, Barclays Bank, as well as high school, college, university students and professional athletes and has connected with people in more than 126 countries.

We believe Mr. Jacklin is qualified to serve on our Board of Directors because of his business experience and venture capital background.

Jason Gesing joined the Company in March 2010 and was appointed Chief Business Development Officer in September 2012, a position he held until June 2014. From June 2014 through September 2016, Mr. Gesing served as the Corporation’s President. From September 2016 through August 2018, Mr. Gesing served as Chief Executive Officer of our Real Estate Brokerage Division. Mr. Gesing reassumed the role of Chief Executive Officer of our Real Estate Brokerage Division in October 2019 and currently serves in that role. With over 15 years of experience in real estate in various capacities, Mr. Gesing holds a broker’s license in Massachusetts.

Mr. Gesing was an attorney with Murphy, Hesse, Toomey & Lehane, LLP in Boston, MA from 2002 to 2010. In his capacity as a lawyer, he obtained a broad base of experience in corporate, municipal, real estate, compliance, health care, construction, litigation, and administrative law, and advising clients on day to day issues and managing crises. He has acted in a variety of roles and undertaken a variety of matters including: corporate counsel; municipal counsel; hospital counsel; leasing, licensing and contract negotiation; governance and compliance; appearances before administrative hearing officers and state judges; defense of management in unfair labor practice charges; collective bargaining; internal investigations; and, owner representative in construction matters.

Mr. Gesing obtained a Bachelor of Arts (Magna Cum Laude) in 1996 from Syracuse University, and a Juris Doctor in 2002 from Boston College Law School. He is licensed to practice law in Massachusetts and New Hampshire.

The Board believes that Mr. Gesing is qualified to serve on our Board of Directors because of his business and legal experience.

Eugene Frederick has served as a director of the Company since April 2016 and joined the Company as an agent in April 2015. For over a decade prior to joining the Company, Mr. Frederick served in various management capacities at Keller Williams Realty. Mr. Frederick spent much of this time recruiting other top-producing real estate agents in the states of Virginia and Texas. Prior to joining the Keller Williams management team in the mid-nineties, Mr. Frederick was one of the top-producing real estate agents in the State of Texas beginning in the late eighties. Earlier in his career, in the mid-eighties, Mr. Frederick served as Controller for Texas Instruments before leaving the corporate world for real estate.

The Board believes that Mr. Frederick is qualified to serve on our Board of Directors because of his extensive experience in residential real estate and his leadership ability, particularly in managing growth.

Randall Miles has served as an independent director of the Company since July 2016 and was appointed Vice-Chairman on January 20, 2018. For over 25 years Mr. Miles has held senior leadership positions in global financial services, financial technology and investment banking companies. His extensive investment banking background at bulge bracket, regional and boutique firms advising financial services companies on strategic and capital structure needs has crossed many disciplines. Mr. Miles’ transactional and advisory experience is complemented by leadership roles at public and private equity backed financial technology, specialty finance and software companies that have included Chairman and CEO at LIONMTS where he was nominated for the Ernst & Young Entrepreneur of the Year award, CEO at Syngence Corporation, COO of AtlasBanc Holdings Corp. and CEO of Advantage Funding / NAFCO Holdings.

Mr. Miles is Managing Partner at SCM Capital Group, a global strategic and capital structure advisory firm, where he has served since in 2003. Mr. Miles also serves as head of investment banking for Tigress Financial Partners LLC. Previously, he served as a Managing Director at Riparian Partners, a division of Oppenheimer & Co., Inc. as Senior Managing Director, Head of FIG and COO, Investment Banking at Cantor Fitzgerald & Co. Mr. Miles has held senior leadership roles at Oppenheimer& Co., D.A. Davidson and & Co., The First Boston Corporation (Credit Suisse) Meridian Capital and Greenwich Capital Markets. Mr. Miles has broad public, private and nonprofit board experience and has been active for many years in leadership roles with the Make-A-Wish Foundation. He presently serves on the boards of Kuity, Corp., Posiba, Inc., Arthur H. Thomas Company as Vice Chairman, Chairman, and Vice Chairman respectively.

Mr. Miles holds a BBA from the University of Washington and holds FINRA licenses Series 7, 24, 63 and 79.

The Board believes that Mr. Miles is well qualified to serve on the Company’s Board of Directors because of his extensive background in investment banking and financial services.

Dan Cahir has served as an independent director of the Company since November 29, 2018. Mr. Cahir has more than 10 years of experience managing public and private equity investments across a variety of industries. Currently, Mr. Cahir serves as the Chief Executive Officer and Chief Investment Officer of Sapling Capital, LLC, positions he has held at Sapling Capital, LLC and its related entities since June 2018.

From June 2013 to June 2018, Mr. Cahir served as a portfolio manager at Long Light Capital, managing a public equity portfolio and evaluating venture capital and private equity investments and allocations to external fund managers. From September 2011 to April 2013, Mr. Cahir was a member of the investment team at Ziff Brothers Investments, a private investment firm. From August 2007 to September 2009, Mr. Cahir was a member of the investment team at Madrone Capital Partners where he led the analysis on venture capital, private equity and public equity investments.

Mr. Cahir began his career in September 2005 with Bain & Co., where he advised Fortune 500 and private equity clients on M&A, growth and efficiency initiatives until June 2007.

Mr. Cahir completed his studies and earned his Bachelor of Arts Degree in Economics in 2005, graduating with the summa cum laude distinction from Claremont McKenna College and completed his studies and earned a Master of Business Administration from Harvard Business School in 2011.

The Board believes that Mr. Cahir is qualified to serve on our Board of Directors because of his extensive experience in managing equity portfolios and well as advising Fortune 500 clients on M&A, growth and cost-cutting strategies.

Felicia Gentry was elected a director of the Company on May 28, 2020 and joined the Company as an agent in May 2017. Ms. Gentry is the co-chair and one of the original founders of ONE eXp, eXp Realty’s initiative for diversity and inclusion. Ms. Gentry has more than 15 years of experience in the real estate industry, including being named a top local agent in her first year. Ms. Gentry has also founded several business in the rehab, fitness and sports training industries since 2004.

Ms. Gentry completed her studies and earned her Bachelor of Science Degree in Psychology from Virginia Commonwealth University in 1991 and completed her studies and earned a Master of Business Administration from Our Lady of the Lake University in 2000 where she focused on entrepreneurship and marketing.

The Board believes that Ms. Gentry is qualified to serve on our Board of Directors because of her experience in residential real estate and her leadership ability.

Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by mailing correspondence in the following manner:

c/o Corporate Secretary

eXp WORLD HOLDINGS, INC.

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Our Corporate Secretary will initially receive and process communications before forwarding them to the addressee. All communications from stockholders will be promptly forwarded to the addressee(s).

Recommendation

THE BOARD OR DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance

Board of Directors Overview

Under our Bylaws and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of the Board of Directors, which selectively delegates responsibilities to its standing committees. The Board is responsible for the control and direction of the Company. The Board represents the stockholders and its primary purpose is to build long-term stockholder value. Our Chairman of the Board is our Chief Executive Officer, Glenn Sanford. The Board believes that this leadership structure is appropriate given Mr. Sanford’s role in founding eXp World Holdings, Inc. and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of stockholders.

The Board maintains an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The Board has adopted charters for each of the committees, and those charters are to be reviewed annually by the committees and the Board. The charter of each of the committees is available on our website at https://expworldholdings.com/investors/governance/. The committees have the functions and responsibilities described in the sections below.

Controlled Company

Under the rules of the Nasdaq Stock Market, a company is a “controlled company” if more than 50% of the combined voting power for the election of directors is held by an individual, group or another company. Glenn Sanford, our Chairman, Chief Executive Officer, and Director beneficially owned approximately 30.15% of our outstanding common stock as of February 16, 2021. Penny Sanford, one of our stockholders, beneficially owned approximately 20.45% of our outstanding common stock as of February 16, 2021. Jason Gesing, the Chief Executive Officer of eXp Realty, and one of our Directors beneficially owned 1.99% of our outstanding common stock as of February 16, 2021. Eugene Frederick, one of our Directors, beneficially owned 3.28% of our outstanding common stock as of February 16, 2021.

In March 2021, Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick filed a Schedule 13D/A with the SEC indicating that they had entered into an agreement to vote their shares as a group with respect to the election of directors and any other matter on which our shares of common stock are entitled to vote. Accordingly, Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick collectively own a number of shares of our common stock sufficient to elect all of the members of the Board without the approval of any other stockholders. As a result of this concentration, we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Accordingly, we currently avail ourselves of the “controlled company” exception available under the Nasdaq rules which exempts us from certain corporate governance requirements, including the requirements that we have a majority of independent directors on our Board, that compensation of the executive officers be determined, or recommended to the Board for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and that director nominees be selected, or recommended for the Board’s selection, by a majority of the independent directors or a nominations committee comprised solely of independent directors. These exemptions do not modify the independence requirements for our Audit Committee. Presently, we utilize these “controlled company” exemptions to the corporate governance requirements of Nasdaq, and as a result, our governance and compensation committees do not consist entirely of independent directors. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Director Independence

Our Board annually reviews the independence of all non-employee directors. Our Board has determined, after considering all the relevant facts and circumstances, including information requested from and provided by each director concerning his or her background, employment and affiliation, including family relationships, that Mr. Miles, Mr. Jacklin and Mr. Cahir are independent directors, as “independence” is defined by the listing standards of Nasdaq and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment. There are no family relationships among any of our directors and director nominees or executive officers.

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances are required. There were a total of ten Board meetings during fiscal year ending 2020. All incumbent directors attended at least 75% of the aggregate number of the meetings of the Board and committees on which they served occurring during this period. Each then-current member of the Board attended the 2020 annual meeting of the stockholders. Our bylaws authorize our Board of Directors to appoint, from among its members, one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current membership information as well as meeting information for the last fiscal year. The members of our Audit Committee consist entirely of independent directors.

		Audit	Compensation	Governance
Director	Independent	Committee	Committee	Committee
Glenn Sanford			Chair
Darren Jacklin	X	X		X
Jason Gesing				Chair
Eugene Frederick
Randall Miles	X	Chair	X	X
Dan Cahir	X	X	X
Felicia Gentry

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Board Oversight of Risk

The Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable the Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Board is responsible for monitoring and assessing strategic risk exposure, while the audit committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee, Corporate Governance Committee and Compensation Committee support our Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Our Company is a leader in the industry due in large part to our cloud-based brokerage model. Our business, and particularly our cloud-based platform, is reliant on the uninterrupted functioning of our information technology systems. The secure processing, maintenance, and transmission of information are critical to our operations, especially the processing and closing of real estate transactions. The Board, with consultation from Mr. John Tobison, in his capacity as Chief Information Officer, oversee the employment of measures designed to prevent, detect, address, and mitigate these threats (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems).

The Audit Committee

The purposes of the Audit Committee include reviewing and approving the selection of our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm, monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, reviewing the adequacy and effectiveness of our internal control policies and procedures, and discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results.

The Audit Committee currently consists of Mr. Cahir, Mr. Jacklin, and Mr. Miles, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley. Our Board of Directors has determined that Mr. Miles qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Miles also serves as the Chair of the Audit Committee. There were a total of four Audit Committee meetings during fiscal year ending 2020.

The Compensation Committee

The purpose of the Compensation Committee includes overseeing our compensation policies, plans, and benefit programs, overseeing our submissions to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, reviewing and approving for our executive officers: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements, and any other benefits, compensation, or arrangements, and administering our equity compensation plans.

The Compensation Committee currently consists of Mr. Cahir, Mr. Miles, and Mr. Sanford. Messrs. Cahir and Miles are independent directors of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to Sarbanes-Oxley. Mr. Sanford serves as the Chair of the Compensation Committee. There were a total of two Compensation Committee meetings during fiscal year ending 2020.

The Corporate Governance Committee

The purposes of the Corporate Governance Committee include overseeing and evaluating the Board’s performance and the Company’s compliance with corporate governance regulations, guidelines and principles and selecting, or recommending to our Board of Directors for selection, individuals to stand for election as directors. Our Governance Committee serves the function of a nominating committee of the Board.

The Corporate Governance Committee currently consists of Messrs. Gesing, Jacklin and Miles. Messrs. Jacklin and Miles are independent director of our company under Nasdaq listing standards, as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Gesing serves as the Chair of the Corporate Governance Committee. There were a total of three Corporate Governance Committee meetings during fiscal year ending 2020.

Director Nominations

In making its selection of director candidates, the Corporate Governance Committee bears in mind that the foremost responsibility of a director is to represent the interests of our stockholders as a whole. Directors are expected to exemplify the highest standards of personal and professional integrity, and to constructively challenge management through their active participation and questioning. The Corporate Governance Committee identifies and evaluates nominees for our Board based on these and other factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, expertise in areas relevant to the strategy and operations of our company, diversity, and the extent to which the nominee would fill a present need on our Board. The activities and associations of candidates are also reviewed for any legal impediment, conflict of interest, or other consideration that might prevent service on our Board. The Corporate Governance Committee does not have a written policy on the consideration of director candidates recommended by stockholders, as it is the view of the Board that all candidates, whether recommended by a stockholder or the Corporate Governance Committee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board and its committees. The Corporate Governance Committee and the Board have deemed it to be in the best interests of the Company and our stockholders to reserve one position on the Board to be filled by an agent of the Company so that our agents’ needs, ideas and concerns are represented on the Board. During 2020, Ms. Susan Truax filled this dedicated position until May 28, 2020, and was succeeded by Ms. Gentry. The Corporate Governance Committee and Board are proposing that Ms. Gentry be reelected as a member of the Board pursuant to this Proxy Statement.

Code of Ethics

The Company adopted a Code of Ethics that applies to all of its directors, officers (including its chief executive officer, chief financial officer, chief accounting officer, controller and any person performing similar functions) and employees. The Company has made the Code of Ethics available on its website at https://expworldholdings.com/wp-content/uploads/2021/02/Code_of_Business_Conduct_and_Ethic.pdf.

Compensation Committee Interlocks and Insider Participation

Currently, the members of our Compensation Committee are Messrs. Sanford, Miles and Cahir. Neither Mr. Miles nor Mr. Cahir currently serve, or in the past year has served, as an officer or employee of the Company. Mr. Sanford currently serves, and during the past year served, as the Company’s Chief Executive Officer and employee of the Company. None of our NEOs, except for Messrs. Sanford and Gesing, currently serves, or in the past year has served, as a member of the Board, and none of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Non-Employee Director Compensation

Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of the common stock. The Board of Directors reviews director compensation at least annually. The Corporate Governance Committee has the sole authority to engage a consulting firm to evaluate director compensation.

For the year ended December 31, 2020, Mr. Miles’ cash compensation was $231,255 and he was issued a stock option having a value of $83,415 on July 31, 2020, which vests monthly over three years, for directorship activities. For the year ended December 31, 2020, Mr. Jacklin’s cash compensation was $200,012 and he was issued common stock each month beginning January 2020 and ending July 2020, in the aggregate amount of $14,052, and a stock option having a value of $83,415 on July 31, 2020, which vests monthly over three years, for directorship activities. For the year ended December 31, 2020, Mr. Cahir’s cash compensation was $216,680 for directorship activities. Ms. Truax was a member of the Board of Directors until May 28, 2020. For the year ended December 31, 2020, Ms. Truax’s cash compensation was $19,083 for directorship activities. Additionally, Ms. Truax received revenue sharing for her role as an agent of the Company and not in connection with her directorship activities. For the year ended December 31, 2020, Ms. Truax received cash payments of $183,372 and stock awards valued at $5,031 under our agent revenue sharing program in connection with her role as an agent of the Company.  For the year ended December 31, 2020, Mr. Frederick received $24,151 in stock awards for his directorship activities, but did not receive any cash payments for his directorship activities. Additionally, Mr. Frederick received revenue sharing for his role as an agent of the Company and not in connection with his directorship activities. For the year ended December 31, 2020, Mr. Frederick received cash payments of $3,828,716 and stock awards valued at $13,451 under our agent revenue sharing program in connection with his role as an agent of the Company. For the year ended December 31, 2020, Ms. Gentry’s cash compensation was $14,583 for directorship activities. Additionally, Ms. Gentry received revenue sharing for her role as an agent of the Company and not in connection with her directorship activities. For the year ended December 31, 2020, Ms. Gentry received cash payments of $47,767 and stock awards valued at $1,014 under our agent revenue sharing program in connection with her role as an agent of the Company. The dollar amounts described above and shown below represent the aggregate grant date fair value of stock awards and stock options granted, with the fair value determined at the date of grant in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the applicable grant date, vesting is contingent on continued service, and stock awards are granted fully vested. The number of shares of common stock to be issued is determined by the closing price of the last trading day of the month. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of duties as a Board member.

On April 7, 2020, the cash compensation fees for each independent member of the Board were reduced by 50% due to the potential impacts of the COVID-19 pandemic on the Company’s business. The temporary compensation reductions were effective immediately. The Board of Directors approved all temporary changes in director compensation. On May 28, 2020, the Board reinstated the cash compensation for the independent members of the Board and issued back pay for the cash compensation reductions taken since April 7, 2020, due to the Company’s performance.

On July 31, 2020, the Board adopted a formal policy pursuant to which our non-employee directors are eligible to receive certain cash retainers and equity awards in lieu of any individual compensatory arrangements. The Board adopted this policy to provide for better transparency and parity of compensation among directors. In determining the formal policy, the Board considered director compensation paid by peer companies and the incentives necessary to retain highly-talented and valued directors. Pursuant to that policy, independent directors are eligible to receive up to $200,000 annually, paid monthly. Independent directors that assume leadership roles are eligible to receive additional cash compensation equal to $25,000 annual cash compensation for the Vice Chairman, paid monthly; $50,000 annual cash compensation for the Audit Committee Chairman, paid monthly; $25,000 annual cash compensation for the Compensation Committee Chairman, paid monthly; and $25,000 annual cash compensation for the Governance Committee Chairman, paid monthly. When an independent director is first elected to the Board, he or she will be eligible to receive a stock option having a value of up to $300,000 per year using the Black Scholes valuation methodology, which will vest periodically over three years, subject to continued service. Additionally, each independent director is eligible to receive additional annual stock options beginning upon the commencement of his or her fourth year of directorship and each year thereafter, with each annual grant having a value of up to $100,000 per year using the Black Scholes valuation methodology and which will vest monthly over a period of three years, subject to continued service. Independent director option grants will be administered under and be subject to the Company’s 2015 Equity Incentive Plan or a successor plan. The revenue sharing arrangement is described below. Mr. Sanford does not receive any compensation for his service as a member of the Board.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director during fiscal year 2020 who served on our Board during the fiscal year 2020:

	Fees Earned or
Name	Paid in Cash (1)		Option Awards (2)	Stock Awards (3)	All Other Compensation	Total
Darren Jacklin(4)	$200,012		$83,415	$14,052	$-0-	$297,479
Eugene Frederick	$-0-	(5)	$-0-	$37,603	$3,828,716	$3,866,319
Randall Miles (6)	$231,255		$83,415	$-0-	$-0-	$314,670
Dan Cahir (7)	$216,680		$-0-	$-0-	$-0-	$216,680
Felicia Gentry(8)	$14,583	(9)	$15,442	$1,014	$47,767	$78,806
Susan Truax (10)	$19,083	(11)	$-0-	$5,031	$183,372	$207,486

(1)	The dollar amounts shown represent all director fees paid in 2020 (including fees which may have been earned in December 2019, but paid in 2020).
(2)	The dollar amounts shown represent the aggregate grant date fair value of stock options granted in 2020, determined at the date of grant in accordance with FASB ASC Topic 718. Stock amounts have been adjusted for the impact of the two-for-one stock split in the form of a stock dividend paid on February 12, 2021 (the “Stock Split”).

(3)	The dollar amounts shown represent the grant date fair value of stock awards granted in 2020, with the fair valued determined at the date of grant in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the applicable grant date. Stock amounts have been adjusted for the impact of the Stock Split.
(4)	As of December 31, 2020, Mr. Jacklin had 11,482 unexercised option awards. Stock amounts have been adjusted for the impact of the Stock Split.
(5)	The fees in the All Other Compensation column include cash payments for revenue share to Mr. Frederick. Mr. Frederick did not receive cash compensation for his directorship activities during 2020.
(6)	As of December 31, 2020, Mr. Miles had 502,804 unexercised option awards, which includes an option to purchase 460,000 shares of common stock from Ms. Sanford. Stock amounts have been adjusted for the impact of the Stock Split.
(7)	As of December 31, 2020, Mr. Cahir had 200,000 unexercised option awards. Stock amounts have been adjusted for the impact of the Stock Split.
(8)	As of December 31, 2020, Ms. Gentry had 4,936 unexercised option awards. Ms. Gentry became a member of the Company’s Board of Directors on May 28, 2020. Stock amounts have been adjusted for the impact of the Stock Split.
(9)	The fees in the All Other Compensation column include cash payments for revenue share to Ms. Gentry.
(10)	As of December 31, 2020, Ms. Truax had 20,080 unexercised option awards. Ms. Truax was a member of the Company’s Board of Directors until May 28, 2020. Stock amounts have been adjusted for the impact of the Stock Split.
(11)	The fees in the All Other Compensation column include cash payments for revenue share to Ms. Truax.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors. Our directors may receive stock options and stock grants at the discretion of our Board as discussed above. Except as described above or below, we do not have any bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors for directorship activities.

Our cloud office has enabled us to introduce and maintain a gross revenue sharing plan whereby each of our agents and brokers can participate in and from which they can receive monthly and annual residual overrides on the gross commission income resulting from transactions consummated by agents and brokers who they have attracted to our company. Mr. Frederick, Ms. Truax and Ms. Gentry are participants in the Company’s revenue share plan and would continue to receive those benefits similar to all other agents and brokers of eXp Realty so long as they maintain active real estate licenses and are not affiliated as an agent or broker with a competitive brokerage, consistent with the revenue share plan. Mr. Sanford is also a participant in the Company’s revenue share plan (see “Compensation Discussion and Analysis - Quarterly and Other Cash Bonuses” below). On July 31, 2020, the Board adopted a formal policy whereby Mr. Sanford’s revenue share would continue even after ceasing to be a director and/or executive officer of the Company.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Except for Mr. Sanford’s eligibility to receive revenue sharing after his resignation or termination, the Company does not have any agreements or plans in place for the directors that would provide additional compensation in connection with a resignation, termination or a change in control.

Related Party Transactions

See “Certain Relationships and Related Transactions” below.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR 2021

Appointment of Independent Auditor by Audit Committee

Under the rules and regulations of the SEC and Nasdaq, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee considers the independence of our independent auditor and participates in the selection of the independent auditor’s lead engagement partner.

This year, the Audit Committee has approved, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Deloitte & Touche LLP, or Deloitte, to serve as independent auditors for the fiscal year ending December 31, 2021. The Audit Committee considered a number of factors in determining whether to engage Deloitte as the Company’s independent registered public accounting firm, including:

●	Deloitte’s global capabilities;
●	Deloitte’s technical expertise and knowledge of our global operations and industry;
●	the quality and candor of Deloitte’s communications with the audit committee and management;
●	the quality and efficiency of the services provided by Deloitte, including input from management on Deloitte’s performance;
●	Deloitte’s objectivity and professional skepticism;
●	external data on audit quality and performance;
●	Deloitte’s use of technology to aid in audit efficiency;
●	Deloitte’s independence, how effectively Deloitte demonstrated its independent judgment, and the controls and processes in place that help ensure Deloitte’s independence; and
●	the appropriateness of Deloitte’s fees.

Proposed Ratification of Independent Auditor

The Board of Directors and the Audit Committee believe that the retention of Deloitte as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Deloitte, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2021 fiscal year. In addition, if stockholders ratify the selection of Deloitte as independent auditor, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent auditor.

A representative of Deloitte is expected to be present at the Annual Meeting. In addition to having the opportunity to make a statement, the Deloitte representative will be available to respond to any appropriate questions

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Accounting Matters

Auditor

Effective March 31, 2019, we appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of Deloitte are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Remediation of Material Weaknesses

As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2020, the material weaknesses in the Company’s internal control over financial reporting as of December 31, 2019 were remediated, and our internal control over financial reporting was effective as of December 31, 2020.

Principal Independent Auditor Fees

Audit Fees

Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q. The aggregate audit fees we were billed by auditors were $2,187,249, and $1,044,000 for the fiscal years ended December 31, 2020 and 2019, respectively.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and to provide certain attest reports. We did not receive audit related services and paid no audit related fees to Deloitte for the fiscal years ended December 31, 2020 and 2019.

Tax Fees

Tax fees are for tax compliance services and assistance with federal and provincial tax-related matters for certain international entities. There were no tax service fees provided by Deloitte for the fiscal years ended December 31, 2020 and 2019, and we do not expect to receive tax services from Deloitte for the fiscal year ended December 31, 2021.

All Other Fees

All other fees consist of fees for products and services other than the services reported above. We paid $110,484 in fees for internal control advisory services from Deloitte for the fiscal years ended December 31, 2020, and none for 2019.

Pre-Approval Policies and Procedures

All services provided by our independent registered accountants are pre-approved by the Audit Committee. The Audit Committee is presented, for approval, a description of the audit-related, tax and other services expected to be performed by the independent registered accountants during the fiscal year. The Audit Committee determined that all services provided by our independent registered accountants during the fiscal year ended December 31, 2020 were compatible with maintaining their independence.

Report of Audit Committee

The Audit Committee is composed solely of independent directors meeting the applicable requirements of the Nasdaq rules. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditor is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditor the audited financial statements for the year ended December 31, 2020 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditor’s evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with Deloitte, the Company’s independent auditor, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors.

Randall Miles

Darren Jacklin

Dan Cahir

The foregoing report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of eXp World Holdings under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Change in Accountants in 2019

BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. As previously disclosed by the Company on March 27, 2019, the Company dismissed BDO as the Company’s independent registered public accounting firm, effective immediately. The Company’s decision to replace BDO with Deloitte was approved by the Audit Committee and the Board of Directors of the Company.

BDO was engaged as the Company’s independent registered public accounting firm on February 3, 2017. BDO’s report on the consolidated financial statements for the fiscal year ended December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. BDO’s report on the Company’s internal control over financial reporting, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) did express an adverse opinion on the Company’s control environment and monitoring and control activities for the fiscal year ended December 31, 2018.

During the period of BDO’s engagement, including through March 27, 2019, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such years, and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except as follows:

●	As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018, the Company did not properly design or maintain effective controls over the control environment and monitoring components which contributed to material weaknesses at the control activity level. The failures within these COSO components contributed to the following material weaknesses at the control activity level for the 2018 fiscal year.
●	As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018, the Company did not have effective business processes and controls as well as resources with adequate training and support to conduct an effective review of manual reconciliations.
●	As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018, to address the material weaknesses described above, our management is currently in the process of undertaking a re-design of the control workflows within our software and systems for processing high-volume transactions.
●	As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, the Company’s internal controls failed to identify the mathematical error contained in the foreign currency translation calculation in the statement of cash flows of our foreign subsidiary that are incorporated in the consolidated financial statements.
●	As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2017, the Company’s internal controls failed to properly recognize and measure the fair value of equity and equity-linked awards issued to employees and non-employees.
●	As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2017, the Company’s internal controls failed to identify the need to consider certain areas of US GAAP applicable to the classification of certain agent fees. Our agent fees are no longer classified as revenue, rather they are offset against commission and other agent related costs.
●	As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018, these material weaknesses have been remediated through implementation of new controls.

During the fiscal years ended December 31, 2017 and 2018 and during any subsequent interim period preceding the date of engagement, neither the Company, nor anyone acting on its behalf, consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice rendered that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.).

The Company provided a copy of the foregoing disclosures to BDO prior to filing the Company’s Current Report on Form 8-K on April 2, 2019 and requested a letter from BDO addressed to the SEC stating whether it agreed with the foregoing statements. A copy of the letter furnished in response to that request was filed as Exhibit 16.1 to the Form 8-K.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement. Our executive compensation programs are designed to support our long-term success. The Compensation Committee has structured our executive compensation program to tie total compensation to long-term stockholder value, as reflected primarily in our stock price. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, stockholders are being asked to vote on the following resolution:

Resolved: That the stockholders approve the compensation paid to the “named executive officers” of eXp World Holdings, Inc. with respect to the fiscal year ended December 31, 2020, as disclosed, pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, in the Proxy Statement for the 2021 Annual Meeting of Stockholders, including the compensation tables and narrative discussion set forth under “Compensation Discussion and Analysis” therein.

This item is being presented pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4—APPROVAL OF AMENDMENT TO OUR CHARTER

Our Charter currently authorizes us to issue a total of 220,000,000 shares of common stock, $0.00001 par value. Our Board has approved, and is seeking stockholder approval of, an amendment to our Charter to implement an increase in the number of shares of authorized common stock from 220,000,000 shares to 900,000,000 (the “Authorized Shares Amendment”).

The Board has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Authorized Shares Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Authorized Shares Amendment by our stockholders.

Reasons for the Increase in Authorized Shares

Although the Company has no current plans to use the additional shares that are proposed to be authorized by the Authorized Shares Amendment, the Board believes that the amendment will benefit the Company and its stockholders by enhancing our ability to consider and respond to opportunities that require the issuance of shares of common stock. The additional authorized shares will be available for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, including the grants of common stock to the Company’s current and future real estate agents, or for other general purposes that the Board may deem advisable from time to time. If the Authorized Shares Amendment is not approved, the Company may be constrained in its ability to continue to provide competitive equity awards to its real estate agents and may lose important business opportunities, which could adversely affect our financial performance and growth.

In determining the amount of the proposed authorized share increase, the Board considered a number of factors, including those set forth above, the Company’s historical issuances of shares, including its recent 2-for-1 stock split in the form of a stock dividend, the Company’s continued growth and the Company’s potential future needs, including that the Company may potentially need additional shares in connection with strategic transactions and future issuances under equity incentive plans. If the stockholders do not approve the Authorized Shares Amendment, then the Company may not have sufficient available shares when business opportunities arise or may be required to seek stockholder approval in connection with such transactions, which may delay or otherwise have a material adverse effect on such transaction or the Company.

Potential Effects of the Proposed Amendment

If the proposed Authorized Shares Amendment is approved by our stockholders, the additional authorized shares of common stock would have rights identical to our currently outstanding common stock. Future issuances of shares of common stock or securities convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share and the voting interest and power of current stockholders since holders of common stock are not entitled to preemptive rights.

SEC rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although we have not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed amendment is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of members of the Board or management.

Implementation of the Authorized Share Increase

If the Authorized Shares Amendment is approved by our stockholders, it will become effective upon the acceptance by the Secretary of State of the State of Delaware of the filing of the Authorized Shares Amendment. Such filing is expected to occur promptly after stockholder approval of this proposal. If this proposal is not approved, our Charter would remain unchanged and the number of authorized shares of common stock would remain 220,000,000.

This description of the proposed Authorized Shares Amendment is a summary and is qualified by and subject to the full text of the Authorized Shares Amendment, which is attached to this Proxy Statement as Annex A. Additions of text to our Charter contained in Annex A are indicated by underlining, and deletions of text are indicated by strike-outs.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CHARTER AS DESCRIBED IN THIS PROXY STATEMENT.

Stockholder Proposals for 2022 Annual Meeting

In order for stockholder proposals for the 2022 Annual Meeting of Stockholders to be eligible for inclusion in the proxy statement and form of proxy card for that meeting, we must receive the proposals at our corporate headquarters, 2219 Rimland Drive, Suite 301, Bellingham, Washington 98226, directed to the attention of our Corporate Secretary, no later than December 8, 2021. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.

Our bylaws set forth the procedures you must follow in order to nominate a director for election or present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials. In addition to any other applicable requirements, for a stockholder to properly bring business before the 2022 Annual Meeting of Stockholders, the stockholder must give us notice thereof in proper written form, including all required information, at our corporate headquarters, 2219 Rimland Drive, Suite 301, Bellingham, Washington 98226, directed to the attention of our Corporate Secretary, no later than the close of business on February 16, 2022, nor earlier than the close of business on January 17, 2022 (provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth  day following the day on which public announcement of the date of such meeting is first made by the Company). You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our bylaws is available as Appendix B at https://www.sec.gov/Archives/edgar/data/1495932/000168316818002990/exp_def14c.htm.

Other Matters

We will pay all expenses of preparing, printing and mailing, the Annual Meeting proxy materials, as well as all other expenses of soliciting proxies for the Annual Meeting on behalf of the Board of Directors.

Availability of Form 10-K

We filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC on March 11, 2021. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K. All requests should be directed to our Corporate Secretary at 2219 Rimland Drive, Suite 301 Bellingham, Washington 98226. The Company’s consolidated financial statements and certain other information found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Executive Officers

Summary of Executive Officers

The names of our executive officers, their ages, their positions with our Company, and other biographical information are set forth below. Executive officers are appointed by our Board of Directors to hold office until their successors are elected and qualified or operate in such capacity as a function of their job role and serve in such capacity until termination, resignation or change of job duties. There are no family relationships among our executive officers.

Name	Position	Age	Date First Elected, Appointed or Hired
Glenn Sanford	Chairman, Chief Executive Officer, and Director	54	March 12, 2013
Jeff Whiteside	Chief Financial Officer and Chief Collaboration Officer	58	November 1, 2018
Jason Gesing	Chief Executive Officer eXp Realty, and Director	47	September 27, 2014
Stacey Onnen	President, U.S. Brokerage Operations, eXp Realty	50	March 1, 2018
David Conord	President, U.S. Growth, eXp Realty	46	December 5, 2018
James Bramble	Chief Legal Counsel	51	March 18, 2019
John Tobison	Chief Information Officer	65	August 12, 2019
Michael Valdes	President, eXp Global	54	May 4, 2020
Courtney Chakarun	Chief Marketing Officer	44	June 15, 2020

Business Experience of our Executive Officers

The following is a brief description of the business experience and education of each executive officer during at least the past five years, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out. The description of the business experience and education of our executive officers that are also director nominees is set out above under Proposal 1.

Glenn Sanford’s biography can be found under “Proposal 1 – Election of Directors, Director Nominees’ Biographical and Related Information.”

Jeff Whiteside joined the Company as its Chief Financial Officer and Chief Collaboration Officer on November 1, 2018.  Mr. Whiteside works closely with Mr. Sanford, our CEO, across the Company and the teams in eXp Realty, finance, technology, marketing, legal, human resources, new business development, M&A, international markets, investor relations, and Virbela. Mr. Whiteside has more than 30 years of experience in global finance and operational leadership including executive positions at General Electric, Pitney Bowes, and RM Sotheby’s Auctions. Additionally, Mr. Whiteside held the positions of Chief Financial Officer and Chief Operating Officer at three software and technology companies. Mr. Whiteside has extensive international experience from living and working in Asia, Australia, Europe, and Canada.

Recently, Mr. Whiteside founded and served as the Auction Director at Saratoga Auto Museum from November 2016 through October 2018, Chief Operating Officer of Saratoga Juice Bar, LLC from January 2015 through November 2016, Chief Operating Officer and Chief Financial Officer at RM Sotheby’s Auctions in 2014 and 2015, and Vice President and Group Financial Officer at Pitney Bowes from 2008 through 2013.

Mr. Whiteside is a graduate of Rensselaer Polytechnic Institute, obtaining both his B.S. (with an emphasis in Managerial Economics) and M.B.A. in 1986.

Jason Gesing’s biography can be found under “Proposal 1 – Election of Directors, Director Nominees’ Biographical and Related Information.”

Stacey Onnen joined the Company on March 1, 2018. As President of U.S. Brokerage Operations, eXp Realty, Ms. Onnen is responsible for U.S. brokerage operations, including compliance, risk management and state license laws. Ms. Onnen has more than 23 years of real estate industry experience, and also is a professional speaker, trainer and certified continuing education instructor. Beginning in 2015 and until March 2018, Ms. Onnen was a designated broker and regional manager at Realty ONE Group, a national real estate brokerage, overseeing more than 2,500 agents. Ms. Onnen also has experience as an associate broker at Keller Williams Check Realty and as the owner and operator of Arizona Heartland Realty.

David Conord joined the Company on December 5, 2018. As Co-President of eXp Realty, Mr. Conord leads the U.S. growth and onboarding teams. Mr. Conord has more than 21 years of experience in the real estate industry. Beginning in 2014 and through September 2018, Mr. Conord served as VP, Professional & Leadership Development for Long & Foster Companies, where Mr. Conord built a professional and leadership training department to serve over 10,000 agents and 300 sales managers. Beginning in 2002, Mr. Conord was an owner/partner of multiple Keller Williams Realty market centers throughout the Mid-Atlantic and led the company’s 2nd largest region to No. 1 in the company for growth within three years. He also was one of the top recruiters at the company for nine years.

Mr. Conord is a graduate of University of Maryland where he obtained his B.A. (majoring in International Business).

James Bramble joined the Company as its Chief Legal Counsel and General Counsel on March 18, 2019. Mr. Bramble was appointed as the Company’s Corporate Secretary on October 1, 2019. As Chief Legal Counsel, Mr. Bramble oversees the company’s legal affairs, including corporate governance, litigation and compliance. Mr. Bramble has over 20 years of international business experience and has transformed the Company’s legal and compliance functions to empower an agent-centric, globally-scaled organization. Mr. Bramble is an active member of the Association of Corporate Counsel (ACC) and is a licensed real estate agent. Mr. Bramble champions eXtend a Hand, the Company’s charitable foundation and leverages his expertise in service of his community and on non-profit and private company boards.

Recently, Mr. Bramble served as Chief Legal Officer, General Counsel and Corporate Secretary at USANA from February 1998 until 2018. Currently, Mr. Bramble serves as a member of the board of directors and as corporate secretary of Vasayo, LLC.

Mr. Bramble is a graduate of University of Utah where he obtained his B.S. (majoring in Political Science) and J.D.

John Tobison joined the Company as its Chief Information Officer on August 12, 2019. As Chief Information Officer, Mr. Tobison leads software engineering, product management, information technology, product launch, project management, data services and innovation for the Company and its subsidiaries. Mr. Tobison brings more than 30 years of experience in business and information technology management, helping companies scale products, business processes and staff capabilities for rapid growth. Recently, Mr. Tobison founded and served as the member and principal at Tobison Consulting, LLC from June 2016 through August 2019. Previously, Mr. Tobison was a key member of the executive leadership teams that grew three successful technology companies from early stage to market leaders. As Chief Operating Officer of OutMatch HCM from April 2014 through June 2016, Mr. Tobison led the development of two new software products, helped significantly grow the company through a private equity-funded acquisition of a larger company and developed a new technology road map for the merged company. Before that, Mr. Tobison was the Chief Information Officer of CommerceHub, where he re-engineered customer implementation and scaled up IT operations in a high-availability 24x7x365-transaction-processing environment, and of MapInfo Corporation, where he ran international IT operations and was part of the management team that took the company public.

Mr. Tobison is a graduate of University of Albany, SUNY, where he obtained both his B.S. (with a double major in Biology and Philosophy) and M.B.A.

Michael Valdes joined the Company on May 5, 2020 and served as our Executive Vice President of International Expansion until September 2020 when Mr. Valdes became our President of eXp Global. Mr. Valdes brings more than 25 years of expertise in global real estate and finance to eXp Realty. From November 2018 to May 2020, Mr. Valdes was Senior Vice President of Global Servicing for all Realogy Corporation brands, including Better Homes & Gardens, Century 21, Coldwell Banker, Corcoran, ERA and Sotheby’s International Realty. In his role, Mr. Valdes oversaw the international servicing platform for all Realogy brands across more than 100 countries and opened more than 70 countries during his tenure. Prior to that, Mr. Valdes was Global Vice President of Sotheby’s International Realty from December 2014 until May 2020.

Courtney Chakarun joined the Company as our Chief Marketing Officer on June 15, 2020. Ms. Chakarun is responsible for rebranding and amplifying the Company’s brands and overseeing all areas of marketing, including driving digital strategy for growth and enhancing the Company’s value proposition for agents and brokers. Ms. Chakarun has over two decades of marketing and innovation experience and has held various leadership roles at Roostify, CoreLogic and General Electric.

From November 2018 until May 2020, Ms. Chakarun served as the CMO at Roostify, a digital lending platform that historically processed nearly $35 billion a month in home loans. From December 2016 until November 2018, Ms. Chakarun led marketing and innovation at CoreLogic, a property data company, in her role as Executive, Marketing and Innovation Solutions. Previously, Ms. Chakarun spent 15 years at General Electric, namely as VP, New Products for GE Capital Retail Finance in the U.S. and internationally.

Ms. Chakarun is a graduate of University of Arkansas where she obtained both her BSBA in Marketing Management and MBA.

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for the named executive officers (“NEOs”) named below during 2020. It also provides an overview of our executive compensation philosophy, including our compensation strategy and practices for our NEOs. We believe that the compensation of our NEOs accurately reflects their contributions to our growth and success and aligns with our annual financial results and the interests of our stockholders.

During 2020, our NEOs were:

●	Glenn Sanford, our Chief Executive Officer;

●	Jeff Whiteside, our Chief Financial Officer and Chief Collaboration Officer;
●	Stacey Onnen, our President of U.S. Brokerage Operations, eXp Realty;
●	Michael Valdes, our President, eXp Global; and
●	Courtney Chakarun, our Chief Marketing Officer.

Our executive compensation program is designed to attract, retain and incentivize leadership in a manner that is market-based, transparent and consistent with the principles guiding compensation decisions across our Company. Our NEO compensation program includes a mix of compensation, including base salary, quarterly and other cash bonuses, long-term equity incentives, and benefits, to incentivize our NEOs. The compensation program is primarily designed to promote retention to drive and grow our business over the long-term and support business continuity and to reward our NEOs for delivering financial, operational and strategic results.

2020 Business and Executive Compensation Highlights

We believe our executive compensation program was instrumental in attracting and retaining our NEOs and was key in achieving strong financial performance in 2020. For the fiscal year ended December 31, 2020, our:

●	Total revenues were $1,798.3 million, an increase of $818.3 million or 84% year-over-year;
●	Agent count increased 63% compared to 2019; and
●	Adjusted EBITDA, a non-GAAP measure, increased 357% year-over-year. For a reconciliation of Adjusted EBITDA to net income, see “Non-U.S. GAAP Financial Measures” beginning on page 31 in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Our 2020 executive compensation program reflected both the growth in our business and our ongoing transition from a small-cap publicly traded company to a mid-cap publicly traded company as we continued to emphasize long-term equity compensation as the most significant component of each NEO’s compensation. The following key compensation actions were taken with respect to our executive officers for 2020:

●	Our Board adopted a new equity-incentive strategy which created a tier of option award ranges to support better parity and consistency among our executive officers, including our NEOs;
●	Our Board adopted a formal policy with respect to Mr. Sanford’s compensation which governs his base salary, cash bonus plan, and equity incentive plan, which will be reviewed annually by our Compensation Committee and Board. The Board adopted this policy to incentivize Mr. Sanford’s continued service as CEO and to align his compensation with the Company’s growth and profitability goals;

●	We increased the base salaries in 2020 for Messrs. Sanford, Whiteside and Ms. Onnen, which increases were made for parity with peer companies and to continue to retain the services of those NEOs. Ms. Chakarun joined the Company in June 2020 and her salary was not increased in 2020;
●	We designed our 2020 executive annual cash bonus plan to focus on agent growth, revenue growth, and individualized objectives and key results, or OKRs, setting aggressive targets for each NEO that were achievable only through focused strategic efforts by our executive team. Achievement against these targets for the 2020 Bonus Plan performance measures resulted in an aggregate calculated payment percentage of 100% of target levels, where applicable;
●	We granted annual long-term incentive compensation opportunities in the form of grants of stock options to align the economic interests of our NEOs with our stockholder interests. These awards generally vest over three years, subject to continued service; and
●	The Compensation Committee and the Board considered the affirmative advisory say-on-pay vote at the 2019 Stockholders’ Meeting in its decision to maintain compensation benefits in 2020 that are similar to NEO compensation benefits in 2019.

Impact of the COVID-19 Pandemic on Executive Compensation

In April 2020, the Company initiated measures to address future challenges from COVID-19. These measures included cost reduction efforts, including, among other things, a temporary reduction in the base salaries for certain executive officers.

Also in April 2020, Mr. Sanford and Mr. Whiteside informed the Board of their intentions to voluntarily reduce their annual base salaries by 50% due to the potential impacts of the COVID-19 pandemic on the Company’s business. The temporary salary reductions were effective immediately. The Board approved all temporary changes in compensation.

On May 28, 2020, the Board reinstated the base salaries for the affected executive officers and issued backpay for the salary reductions taken by executive officers since April 7, 2020, due to the Company’s performance.

The magnitude and duration of the impact from COVID-19 are not fully known and cannot be reasonably estimated. However, the Company is positioned to continue to grow in light of a series of fluctuations in economic activity and performed better than expected throughout 2020. The Company’s agent base and transactions were not significantly impacted throughout the global COVID-19 pandemic for the fiscal year ending December 31, 2020. However, because the full economic impact will continue to depend on the duration and severity of the COVID-19 pandemic, the Board determined that it was in the best interest of the Company and our stockholders to adopt a formal CEO compensation strategy which puts a portion of Mr. Sanford’s equity and cash compensation “at-risk,” meaning it is predicated on achieving certain Company growth metrics year-over-year. See “Compensation Discussion and Analysis – Quarterly and Other Cash Bonuses” for more details.

Executive Compensation Practices

What We Do	What We Don’t Do

✓ Multi-Year Vesting Awards: To align our NEO’s interests with those of our stockholders and to incentive long-term retention, a substantial portion of NEO compensation is earned over multi-year periods in the form of equity awards.

✓ Annual Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy.

✓ “At Risk” Quarterly, Other and Revenue Sharing Bonuses. NEOs are eligible for discretionary quarterly and other cash bonuses, subject to achievement of certain business and individual metrics.

× No Termination, Resignation, Retirement of Change in Control Payments: With one exception, we do not provide any payments to NEOs upon termination, resignation, retirement or change in control.

× No Retirement or Pension Plans. We do not offer retirement plans, pension arrangements, or nonqualified deferred compensation plans to our NEOs.

× No Unique Health or Welfare Benefits. Our NEOs participate in the same Company-sponsored health and welfare benefits programs as our other full-time, salaried employees.

× No Pledging. We prohibit our employees, including our NEOs, from pledging our securities.

× No Tax Reimbursements on Severance or Change in Control Payments. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or other related benefits.

Advisory Vote on Executive Compensation

We submit to our stockholders on an annual basis a proposal for a (non-binding) advisory vote to approve the compensation of our named executive officers (“say-on-pay”). The Compensation Committee considers, among other things, the outcome of this vote when evaluating our compensation principles, designs and practices. At our 2020 Annual Meeting, our stockholders expressed strong support for our executive compensation program, with more than 99.2 percent of shares voted cast in favor of approval of our compensation program for executive officers. The Compensation Committee believes these results reflect our shareholders’ affirmation of our executive compensation program. Nevertheless, the Compensation Committee regularly reviews and adjusts the program as needed to ensure it remains competitive and aligned with the best interests of the company and its stakeholders.

Elements of Individual Executive Compensation

We structure the annual compensation of our NEOs using three key elements: base salary, discretionary quarterly and other cash bonus opportunities, and long-term equity incentive opportunities. While our NEO compensation program is influenced by a variety of factors, the primary goals are to align the interests of our NEOs with the interests of our stockholders, to attract and retain highly-talented individuals and to associate pay with business and individual performance.

Compensation-Setting Process

Executive compensation is first reviewed and proposed by the Compensation Committee, which proposal is then reviewed by the Board which makes the final determination for NEO compensation. When setting NEO compensation, the Compensation Committee and the Board consider the following:

o	Executive compensation for similar roles at peer companies;
o	Our Company’s financial performance against objectives established by our Board;
o	Compensation parity among executive officers;
o	Our Company’s performance relative to its peers; and
o	Each individual executive’s skillset, experience, and responsibilities.

The Company does not engage any compensation consultants and no such consultants are involved in our compensation setting process. Mr. Sanford, our CEO, is a member of the Compensation Committee and therefore participates actively in the determination of NEO compensation. When considering peer company NEO compensation, the Company considers a broad-based third-party survey to obtain a general understanding of current compensation practices and does not consider a specific list of peers.

Except as specifically described herein, the Compensation Committee does not affirmatively set out in any given year, or with respect to any given NEO, to apportion compensation in any specific ratio among the various categories of compensation (i.e., between short-term and long-term compensation, or between non-performance based and performance-based compensation). Rather, the Compensation Committee uses the principles described above, and the factors described for each category in the discussion that follows, as a guide in assessing the proper allocation among those categories. In addition, except as specifically described herein, the Compensation Committee does not affirmatively set out in any given year, or with respect to any given NEO, to apportion equity compensation in any specific ratio. Rather, the Compensation Committee uses the principles described above, and the factors described with respect to each form of award in the discussion that follows, as a guide in assessing the proper allocation between options and other equity awards. The Compensation Committee also does not formally “benchmark” compensation against peers. Rather, the Compensation Committee retains discretion to make adjustments based on the factors described above and considers competitive market practices as one factor in its deliberations.

Base Salary

Base salary represents the customary, fixed portion of NEO compensation intended to attract and retain talented individuals. Generally, we establish the initial base salaries of our NEOs through arm’s-length negotiation during hiring, which considers the officer’s relevant position, qualifications, experience, and the base salaries of our other executive officers. The Compensation Committee and the Board, with respect to Messrs. Sanford’s and Whiteside’s salary, and Mr. Whiteside, the CFO, with respect to Ms. Chakarun and Ms. Onnen, review the base salaries of our NEOs annually and makes adjustments as they determine necessary or appropriate, taking into account the factors above and the Company’s performance.

In July 2020, the Compensation Committee and the Board approved compensation changes for Mr. Sanford. Mr. Sanford’s base salary was increased to $1,500,000 annually. The changes became effective August 1, 2020. The Board determined this increase was appropriate in order to incentivize Mr. Sanford’s ongoing services and retention and in light of Mr. Sanford’s contributions to business, operational and strategic goals.

In October 2020, the Compensation Committee and the Board approved compensation changes for Mr. Whiteside. Mr. Whiteside’s base salary was increased to $500,000 annually. The change became effective November 1, 2020. The Board determined this increase was appropriate in order to incentivize Mr. Whiteside’s ongoing services and retention and in light of Mr. Whiteside’s contributions to business, operational and strategic goals.

In October 2020, the CFO approved compensation changes for Ms. Onnen. Ms. Onnen’s base salary was increased from $240,000 to $325,000 annually. The change became effective October 17, 2020. The CFO determined the increase was appropriate in order to incentive Ms. Onnen’s ongoing services and retention and in light of Ms. Onnen’s contributions to business, operational and strategic goals.

Otherwise, the CFO determined the base salary of Mr. Valdes upon his hire in March 2020 was appropriate and no adjustments were made to his base salary in 2020. Also, the CFO determined that the base salary of Ms. Chakarun upon her hire in June 2020 was appropriate and no adjustments were made to her base salary in 2020.

The year-end base salaries of our NEOs for 2020 and 2019 were:

Named Executive Officer	2020 Base Salary	2019 Base Salary	Percentage Change
Glenn Sanford(1)	$1,500,000	$117,000	1182%
Jeff Whiteside(2)	$500,000	$330,000	52%
Stacey Onnen(3)	$325,000	$240,000	35%
Michael Valdes	$240,000	—(4)	—
Courtney Chakarun	$320,000	—(5)	—

(1)	Mr. Sanford’s base salary increase became effective August 1, 2020.

(2)	Mr. Whiteside’s base salary increase became effective November 1, 2020.

(3)	Ms. Onnen’s base salary increase became effective October 17, 2020.

(4)	Mr. Valdes was not employed by the Company in 2019.

(5)	Ms. Chakarun was not employed by the Company in 2019.

Quarterly and Other Cash Bonuses

Our NEOs, except for Messrs. Sanford and Whiteside, are eligible to participate in the Company’s quarterly bonus program. Mr. Sanford is eligible to receive a quarterly revenue share bonus. Mr. Whiteside is eligible to receive an annual bonus.

Annual Bonus Program. Our discretionary annual bonus program, paid quarterly, is an at-risk component of our NEO compensation that is designed to motivate our NEOs’ attainment of certain business goals as determined in the sole discretion of the Compensation Committee, CEO and/or CFO (as applicable) at the end of the applicable quarter. Except for Messrs. Sanford and Whiteside, the aggregate annual bonus amount that each participating NEO could earn is negotiated in each NEO’s offer letter as a percentage of his or her base salary and may be adjusted upon determination by the Board, CEO or CFO from time-to-time. Annual bonuses are paid quarterly, subject to achievement of Company growth as well as individual OKRs.

In October 2020, the Board approved compensation changes for Mr. Whiteside. Mr. Whiteside became eligible to receive an annual cash bonus, paid quarterly, up to 100% of his base salary based upon his annual performance and peer company compensation, as determined by the chief executive officer of the Company. The change became effective November 1, 2020. Prior to October 2020, Mr. Whiteside was eligible to receive an annual cash bonus, paid quarterly, of up to 58.33% of his base salary, subject to continuous employment and based on certain professional performance metrics and comparison to peer companies, as determined by the CEO and the Board. In 2019, Ms. Onnen became eligible to receive up to 50% of her annual base salary subject to continuous employment and based on achieving certain professional and performance metrics and comparison to peer companies, as determined by the CEO and/or CFO. In April 2019, Mr. Sanford, the CEO, approved an offer letter with Mr. Valdes pursuant to which Mr. Valdes is eligible to receive an annual cash bonus, paid quarterly, of up to 100% of his annual base salary subject to continuous employment and based on achieving new agent counts and revenue achievements, as determined by the CEO and/or CFO. In June 2020, Mr. Sanford, the CEO, approved an offer letter with Ms. Chakarun pursuant to which Ms. Chakarun is eligible to receive an annual cash bonus, paid quarterly, of up to 50% of her annual base salary subject to continuous employment and based on achieving certain professional performance metrics and comparison to peer companies, as determined by the CEO and/or CFO.

Quarterly Revenue Share Bonus. We maintain a revenue sharing plan whereby each of our agents and brokers can participate in and from which they can receive monthly and annual residual overrides on the gross commission income resulting from transactions consummated by agents and brokers who they have attracted to our Company. Agents and brokers are eligible for revenue share based on the number of Front-Line Qualifying Active (“FLQA”) agents they have attracted to the Company. An FLQA agent is an agent or broker that an agent or broker has personally attracted to the Company who has met specific sales transaction volume requirements. Mr. Sanford was previously a participant in the Company’s revenue share plan. In July 2020, the Compensation Committee approved compensation changes for Mr. Sanford. Effective as of August 1, 2020, during each calendar quarter of his ongoing service, Mr. Sanford is eligible to receive a quarterly cash bonus equal to the amount that his revenue share, were Mr. Sanford still participating in the Company’s revenue share plan, exceeds his salary during such calendar quarter, so long as the Company’s revenue is growing at a minimum of 30% annually, as determined in the Board’s discretion. For purposes of calculating Mr. Sanford’s bonus eligibility each quarter, the Board determines what revenue share Mr. Sanford would have received in such calendar quarter. For purposes of that determination, Mr. Sanford’s revenue share is calculated at FLQA 40+, meaning that Mr. Sanford is eligible for the maximum revenue share credit at each level of revenue share. Mr. Sanford is not eligible to receive any additional cash bonuses. Prior to July 2020, Mr. Sanford was eligible to receive quarterly bonuses from time-to-time upon determination by the Board based on Mr. Sanford’s professional performance and peer company bonus compensation.

During 2020, the Compensation Committee determined the business metrics and OKRs for each NEO were achieved at 100% of target. Additionally, Mr. Sanford received a cash bonus for the third and fourth calendar quarters of 2020 in the amount of $117,677, which was paid during January 2021. The cash bonus paid to Mr. Sanford is equal to the amount by which Mr. Sanford’s revenue share exceed his salary in the third and fourth quarters of 2020. The target bonus payment amounts for 2020 and actual bonus payment amounts for 2020 are set forth below:

	Target 2020 Bonus
	Opportunity
	(as a percentage of	Target 2020 Bonus
Named Executive Officer	base salary)	Opportunity (1)	2020 Bonus Payment
Glenn Sanford(2)	— (3)	— (3)	$117,677(4)
Jeff Whiteside	100%	$500,000	$347,750(5)
Stacey Onnen	50%	$162,500	$103,125(6)
Michael Valdes	100%	$240,000	$148,264(7)
Courtney Chakarun	50%	$160,000	$84,959(8)

(1)	Targets shown are based on year-end salaries.

(2)	Mr. Sanford became eligible for at-risk cash bonuses during the third and fourth calendar quarters equal to the amount by which his revenue share exceeded his salary for such periods.

(3)	Mr. Sanford’s bonus opportunity is unlimited and is equal to the amount by which Mr. Sanford’s revenue share exceeds his salary in any calendar quarter.

(4)	Mr. Sanford’s cash bonuses earned during the third and fourth quarters of 2020 were paid on January 23, 2021.

(5)	$125,000 of Mr. Whiteside’s 2020 Bonus Payment was paid on January 15, 2021, but was earned during the fourth quarter of 2020. Bonus payments made to Mr. Whiteside in 2020 which were earned in 2019 have been excluded.

(6)	$40,625 of Ms. Onnen’s 2020 Bonus Payment was paid on January 15, 2021, but was earned during the fourth quarter of 2020. Bonus payments made to Ms. Onnen in 2020 which were earned in 2019 have been excluded.

(7)	$40,000 of Mr. Valdes’ 2020 Bonus Payment was paid on January 15, 2021, but was earned during the fourth quarter of 2020.

(8)	$40,000 of Ms. Chakarun’s 2020 Bonus Payment was paid on January 15, 2021, but was earned during the fourth quarter of 2020.

Long-Term Incentive Compensation (Equity Awards)

The Compensation Committee and our Board believes long-term equity compensation is in the best interests of the Company and our stockholders as an effective means for focusing our NEOs on driving increased stockholder value over a multi-year period, provides a reward for appreciation in our stock price and long-term value creation, and motivates our NEOs to remain employed with us.

General Equity Award Compensation

In 2020, the Board continued its practice of granting time-based stock options to our NEOs for the purpose of delivering long-term incentive compensation. As with their other elements of compensation, NEO long-term incentive compensation was determined by the Compensation Committee and recommended to our Board for approval, and the Board approved, after taking into consideration the potential dilutive effects to our stockholders, the recommendations of our CEO (except with respect to his own long-term equity compensation), the outstanding equity holdings of each NEO, and the long-term incentive compensation offered in our peer group of companies. Before July 2020, the Board issued equity award compensation to NEOs on a case-by-case basis, considering the NEOs .

In July 2020, the Board adopted the Compensation Committee’s recommendation to adopt guidelines for executive officer option awards in order to create consistency and parity among our executive officers, including our NEOs. According to the guidelines adopted, executive officers, including NEOs, are eligible for initial stock option awards upon hire of up to $300,000 per year as determined by using the Black Scholes valuation methodology, with monthly or quarterly vesting over a three-year period. All initial stock option grants are governed by and administered under the 2015 Equity Incentive Plan, as amended (see “Compensation Discussion and Analysis - 2015 Equity Incentive Plan” below for additional details). We make initial grants to executive officers, including NEOs, in order to attract highly-talented individuals and to immediately focus them on driving increased stockholder value over a multi-year period. Initial NEO grants are typically made upon the date of hire.

Pursuant to the newly adopted guidelines for executive officer option awards, NEOs are eligible for additional annual stock option grants commencing after their initial stock options have fully vested. Such recurring, additional stock option grants may be in an amount of up to $100,000 per year as determined by using the Black Scholes valuation methodology, with monthly or quarterly vesting over a three-year period. All annual stock option grants are governed by and administered under the 2015 Equity Incentive Plan, as amended (see “Compensation Discussion and Analysis - 2015 Equity Incentive Plan” below for additional details). We make annual grants to lessen the effects of the potential fluctuation in share price and to renew the incentive and retention power of long-term equity incentives as outstanding awards vest. Our annual grants are typically made in the first month of our fiscal year.

All share amounts below have been adjusted for the impact of the Stock Split, for all periods discussed.

Mr. Sanford Award Compensation

Prior to July 2020, Mr. Sanford was granted long-term incentive stock option equity awards from time-to-time when recommended by the Compensation Committee and agreed to by the Board (with Mr. Sanford recused), which typically vest monthly or quarterly over three-year periods. The purpose of such awards was to renew the incentive and retention power of long-term equity incentives as outstanding awards vest and to provide a meaningful reward for appreciation in our stock price and long-term value creation.

In July 2020, the Board formalized Mr. Sanford’s “at-risk” equity-incentive compensation to predicate a portion of Mr. Sanford’s compensation on year-over-year Company revenue growth. Mr. Sanford received a stock option award on August 1, 2020 (i) covering 1,000,000 shares of common stock in the Company that vest monthly over three years, subject to continued service, and (ii) covering 1,000,000 shares of common stock in the Company that vest quarterly over three years, subject to his continued service, so long as the Company’s revenue is growing at least 30% annually during such quarter, or such other period as determined in the Board’s discretion. For the partial period beginning July 31, 2020 and ending September 30, 2020, quarterly revenues were $564,017,000 compared to $282,179,000 over the same period in 2019. Consequently, 1/12th of the underlying shares of common stock under the portion of Mr. Sanford’s option that vests based on performance vested on September 30, 2020. For the period beginning October 1, 2020 and ending December 31, 2020, quarterly revenues were $609,322,000 compared to $274,019,000 over the same period in 2019. Consequently, an additional 1/12th of the underlying shares of common stock under the portion of Mr. Sanford’s option that vests based on performance vested on December 31, 2020. All of Mr. Sanford’s equity incentive awards are governed by and administered under the 2015 Equity Incentive Plan, as amended (see “Compensation Discussion and Analysis - 2015 Equity Incentive Plan” below for additional details). Prior to July 2020, Mr. Sanford received discrete equity-incentive compensation from time-to-time upon determination by the Compensation Committee based on Mr. Sanford’s professional performance and peer company compensation. Such equity-incentive compensation was granted to Mr. Sanford in order to promote retention to drive and grow our business over the long-term and to reward Mr. Sanford for delivering financial, operational and strategic results.

Mr. Whiteside Award Compensation

In October 2020, the Board approved compensation changes for Mr. Whiteside. Mr. Whiteside received a stock option grant covering 200,000 shares that will vest quarterly over three years, subject to his continued service, in accordance with the terms of the Company’s 2015 Equity Incentive Plan, as amended. The grant became effective November 1, 2020.

Ms. Onnen Award Compensation

Executive Equity Awards: Ms. Onnen is eligible for additional option grants subject to the approval of the Board based on Ms. Onnen’s professional performance. The Board agreed to grant Ms. Onnen a stock option grant covering 150,000 shares on March 7, 2020 which vest quarterly over four years, subject to continued service. The Board determined to make this grant to Ms. Onnen in order to incentive Ms. Onnen’s retention with the Company and to continue to incentivize her alignment with long-term Company goals.

Agent Growth Incentive Program: All individual agents and brokers in good standing with eXp Realty are eligible to earn RSU awards under the Company’s Agent Growth Incentive Program. Eligible participants qualify to receive RSUs (i) upon their first completed transaction with eXp Realty, which RSUs vest after three years, subject to continuous service; (ii) upon the first completed transaction with eXp Realty of an agent or broker directly attracted to eXp Realty by such agent or broker, which RSUs vest after three years, subject to continuous service of both the attracted agent or broker and the attracting agent or broker; (iii) upon achieving Capped Status when the Company Dollar reaches $16,000 by retaining 20% of the agent’s commission with their anniversary year, which RSUs vest after three years; and (iv) upon achieving ICON status, which RSUs vest after three years, two years or vest immediately, subject to continuous service and participation in certain Company events. Ms. Onnen is an active agent of eXp Realty and is eligible to participate in the Agent Growth Incentive Program. However, during 2020, Ms. Onnen did not receive any RSUs under the Agent Growth Incentive Program.

Mr. Valdes Award Compensation

Pursuant to the Company’s offer letter with Mr. Valdes, Mr. Valdes received a stock option grant covering 200,000 shares that will vest quarterly over four years, subject to his continued service, in accordance with the terms of the Company’s 2015 Equity Incentive Plan, as amended. The grant became effective May 4, 2020.

Ms. Chakarun Award Compensation

Pursuant to the Company’s offer letter with Ms. Chakarun, Ms. Chakarun received a stock option grant covering 200,000 shares that will vest quarterly over four years, subject to her continued service, in accordance with the terms of the Company’s 2015 Equity Incentive Plan, as amended. The grant became effective June 15, 2020.

NEO Equity Awards

In 2020, the Compensation Committee determined and recommended our Board approve, and the Board approved, granting the following annual equity awards to our NEOs.

	RSUs	Stock Option Awards
Named Executive Officer	(number of shares)	(number of shares) (1)
Glenn Sanford	0	2,000,000	(2)
Jeff Whiteside	0	200,000	(3)
Stacey Onnen	0	150,000	(4)
Michael Valdes	0	200,000	(5)
Courtney Chakarun	0	200,000	(6)

(1)	Share amounts have been adjusted for the impact of the Stock Split.

(2)	Mr. Sanford was granted 2,000,000 options for shares of common stock on July 31, 2020. See “Compensation Discussion and Analysis – Mr. Sanford Award Compensation” for additional details.

(3)	Mr. Whiteside was granted 200,000 options for shares of common stock on November 1, 2020. See “Compensation Discussion and Analysis – Mr. Whiteside Award Compensation” for additional details.

(4)	Ms. Onnen was granted 150,000 options for shares of common stock on March 7, 2020. See “Compensation Discussion and Analysis – Ms. Onnen Award Compensation” for additional details.

(5)	Mr. Valdes was granted 200,000 options for shares of common stock on May 4, 2020. See “Compensation Discussion and Analysis – Mr. Valdes Award Compensation” for additional details.

(6)	Ms. Chakarun was granted 200,000 options for shares of common stock on June 15, 2020. See “Compensation Discussion and Analysis – Ms. Chakarun Award Compensation” for additional details.

Retirement, Health and Welfare Benefits

Our executive officers, including our NEOs, are eligible to participate in our employee benefit programs on the same basis as our other full-time, salaried employees. These benefits include 401(k) plan, with employer matching up to 4% of each participant’s eligible compensation, medical (including a medical waiver reimbursement if he/she declines to use Company coverage), dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts, accidental death and dismemberment insurance, and a monthly technology reimbursement, as well as employer-paid wellness benefits, including an employee subscription to the Calm® mobile application and 50-credits per month for use on wellness offerings on the ClassPass® mobile application. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. We believe these benefits are necessary to be competitive within our industry and the expense of these programs is offset by their attraction and retention value.

Special and Other Benefits

In general, we do not view perquisites, special bonuses, or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites, special bonuses, or other personal benefits to our NEOs, except in unique situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our NEOs more efficient and effective, and for recruitment and retention purposes. In particular, as a cloud-based company, we have provided certain home-technology expense payments for certain of our NEOs in order to join and remain with our company and work efficiently in a remote environment. Similar benefits are provided to all employees.

Executive Employment Terms

We have entered into written offer letters and/or employment agreements with each of our NEOs. Each of these letters/agreements was approved on our behalf by the Compensation Committee or, in certain instances, by our Board or

CFO. In filling each of NEO positions, our Board, CFO and the Compensation Committee recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market.

Mr. Sanford: Mr. Sanford is the founder of the Company and no formal offer letter or engagement letter was entered into between Mr. Sanford and the Company. Mr. Sanford is an at-will employee. Mr. Sanford’s current annual base salary is $1,500,000. Subject to the Board’s discretion and certain business and individual metrics, Mr. Sanford is eligible to receive certain cash bonus compensation and long-term incentive awards (see “Compensation Discussion and Analysis – Quarterly Revenue Share Cash Bonus” and “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards)” for additional details).

Mr. Whiteside: We entered into an offer letter with Mr. Whiteside, effective October 11, 2018, to serve as our Chief Financial Officer and Chief Collaboration Officer. Mr. Whiteside is an at-will employee. Mr. Whiteside’s current annual base salary is $500,000. Subject to the Board’s discretion and certain business and individual metrics, Mr. Whiteside is eligible to receive certain annual cash bonus compensation and long-term incentive awards (see “Compensation Discussion and Analysis – Annual Cash Bonus” and “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards)” for additional details). Pursuant to the terms of his offer letter, Mr. Whiteside is eligible to receive a payment of up to four months’ of base pay in the event Mr. Whiteside is terminated by the Company without cause.

Ms. Onnen: We entered into an offer letter with Ms. Onnen, effective February 5, 2018, to serve as our SVP, Brokerage Operations of eXp Realty and became President of eXp Realty in March 2019. Ms. Onnen is an at-will employee. Ms. Onnen’s current annual base salary is $325,000. Subject to the CEO’s and CFO’s discretion and certain business and individual metrics, Ms. Onnen is eligible to receive certain annual cash bonus compensation and long-term incentive awards (see “Compensation Discussion and Analysis – Annual Cash Bonus” and “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards)” for additional details).

Mr. Valdes: We entered into an offer letter with Mr. Valdes, effective April 22, 2019, to serve as our Executive Vice President of International Expansion. In September 2020, Mr. Valdes became our President of eXp Global. Mr. Valdes is an at-will employee. Mr. Valdes’ current annual base salary is $240,000. Subject to the CEO’s and CFO’s discretion and certain business and individual metrics, Mr. Valdes is eligible to receive certain annual cash bonus compensation and long-term incentive awards (see “Compensation Discussion and Analysis – Annual Cash Bonus” and “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards)” for additional details).

Ms. Chakarun: We entered into an offer letter with Ms. Chakarun, effective May 19, 2020, to serve as our Chief Marketing Officer. Ms. Chakarun is an at-will employee. Ms. Chakarun’s current annual base salary is $320,000. Subject to the CEO’s CFO’s discretion and certain business and individual metrics, Ms. Chakarun is eligible to receive certain annual cash bonus compensation and long-term incentive awards (see “Compensation Discussion and Analysis – Annual Cash Bonus” and “Compensation Discussion and Analysis – Long-Term Incentive Compensation (Equity Awards)” for additional details).

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) provides that we may not deduct compensation of more than $1,000,000 (subject to certain limited exceptions) paid in any year paid to our CEO and certain other current and former executive officers who are “covered employees” within the meaning of Section 162(m) of the Code. We generally consider all elements of the cost to us of providing NEO compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our discretion, authorize compensation payments that may or may not be deductible when we believe such payments are appropriate to attract, retain or motivate executive officers.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards, which requires us to measure the compensation expense for all share-based awards made to our employees and members of our Board, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may realize no value from their awards.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

With the exception of Mr. Sanford’s revenue share rights and Mr. Whiteside’s severance eligibility, no NEO is granted post-employment compensation, including without limitation, severance, non-401(k)-retirement or pension benefits. Mr. Sanford is a participant in the Company’s revenue share plan (see “Compensation Discussion and Analysis - Quarterly and Other Cash Bonuses” above). In July 2020, the Board adopted a formal policy whereby Mr. Sanford’s revenue share would continue even after ceasing to be a director and/or executive officer of the Company. Pursuant to the terms of his offer letter, Mr. Whiteside is eligible to receive a payment of up to four months’ of base pay in the event Mr. Whiteside is terminated by the Company without cause, which term is undefined in the offer letter (see “Compensation Discussion and Analysis – Executive Employment Terms” above).

Pursuant to the 2015 Equity Plan, participants, including NEOs, are not permitted to pledge their shares..

Risks Relating to our Compensation Policies and Practices

The Compensation Committee has reviewed our compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section included in this Proxy Statement, and based on such review and discussion, the Compensation Committee recommended to our board of directors that this “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Glenn Sanford

Randall Miles

Dan Cahir

The foregoing report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of eXp World Holdings under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2020 Named Executive Officer Compensation

The following table sets forth summary information regarding the compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the fiscal years ended December 31, 2020, 2019, and 2018.

Summary Compensation Table

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)		Total
Position	Year	($)	($)	($)	($)	($)		($)
Glenn Sanford	2020	656,480	117,677	-0-	14,529,614	655,490	(4)	15,959,261
Chief Executive Officer and Chairman of the Board	2019	72,000	-0-	-0-	-0-	1,297,405		1,369,405
	2018	58,875	-0-	-0-	-0-	1,748,092		1,806,967
Jeff Whiteside	2020	368,846	347,750	-0-	3,020,078	12,667	(5)	3,749,341
Chief Financial	2019	288,399	160,800	-0-	-0-	-0-		449,199
Officer	2018	33,125	36,000	-0-	2,638,017	-0-		2,707,142
Stacey Onnen	2020	219,423	103,125	-0-	582,643	13,064	(6)	918,255
President, eXp Realty
Michael Valdes	2020	156,923	148,264	-0-	700,351	-0-		1,005,538
President, eXp Global
Courtney Chakarun	2020	172,308	84,959	-0-	877,329	-0-		1,134,596
Chief Marketing
Officer

(1)	Amounts in this column represent stock awards issued to the individuals noted, with the fair value determined at the date of grant in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the applicable grant date. See Note 11 - Stockholders’ Equity to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for the assumptions used in determining the grant date fair value of stock awards.
(2)	Amounts in this column represent option awards issued to the individuals noted, based on the fair value determined at the date of grant in accordance with FASB ASC Topic 718. See Note 11 - Stockholders’ Equity to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for the assumptions used in determining the grant date fair value of option awards.

(3)	The value of privileges and other personal benefits, perquisites and property that do not exceed $10,000 for any named executive officer are not reported herein.

(4)	Consists of holiday gift, $42 in life insurance premiums paid by the Company, and $655,488 in revenue sharing earned. See Compensation Discussion and Analysis for a discussion of the revenue sharing arrangement.

(5)	Consists of holiday gift, $42 in life insurance premiums paid by the Company, and $12,125 in Company 401(k) contributions on behalf of Mr. Whiteside.

(6)	Consists of holiday gift, $42 in life insurance premiums paid by the Company, and $2,000 medical waiver, and $10,422 in Company 401(k) contribution on behalf of Ms. Onnen.

2020 Grants of Plan-Based Awards

The following table provides information with respect to grants of plan-based awards to the named executive officers for the year ended December 31, 2020:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)					Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)				All Other Stock Awards: Number of	All Other Option Awards: Underlying Number of Securities	Exercise Price or Base Price of Option	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)		Shares of Exercise(1)	Options (#)(1)	Awards ($/Sh) (2)	Value of Awards ($)(2)
Glenn Sanford	July 31, 2020	$0	—	(3)	—	(3)	-	1,000,000	1,000,000	(4)	-0-	1,000,000	$ 9.94	$ 14,529,614
Jeff Whiteside	November 1, 2020	$0	$0		$0		-0-	-0-	-0-		-0-	200,000	$ 20.77	$ 3,020,078
Stacey Onnen	March 7, 2020	$0	$0		$0		-0-	-0-	-0-		-0-	150,000	$ 4.58	$ 582,643
Michael Valdes	May 4, 2020	$0	$0		$0		-0-	-0-	-0-		-0-	200,000	$ 4.37	$ 700,351
Courtney Chakarun	June 15, 2020	$0	$0		$0		-0-	-0-	-0-		-0-	200,000	$ 5.99	$ 877,329

(1)	Share amounts have been adjusted for the impact of the Stock Split. See Compensation Discussion and Analysis for a discussion of 2020 equity awards. All equity awards were made under the 2015 Equity Incentive Plan.

(2)	The dollar amounts shown represent the grant date fair value of stock awards granted, with the fair valued determined at the date of grant in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the applicable grant date. Values have been adjusted for the impact of the Stock Split. See Compensation Discussion and Analysis for a discussion of 2020 equity awards. All equity awards were made under the 2015 Equity Incentive Plan.
(3)	Starting August 2020, Mr. Sanford became eligible for quarterly at-risk cash bonuses equal to the amount by which his revenue share exceeded his salary for such quarter subject to continuous employment. There is no threshold, target or maximum dollar amount applicable to Mr. Sanford’s participation in the revenue share cash bonus plan. Mr. Sanford also participates in the revenue sharing arrangement. See Compensation Discussion and Analysis for a discussion of the revenue sharing arrangement.
(4)	Starting July 2020, Mr. Sanford became eligible to receive a stock option award of 1,000,000 shares of common stock that vest quarterly over three years, subject to his continued service, so long as the Company’s revenue is growing at least 30% annually during such quarter, or such other period as determined in the Board’s discretion. Mr. Sanford became eligible to receive a stock option award of 1,000,000 shares of common stock that vest monthly over three years, subject to his continued service.

Outstanding Equity Awards as of December 31, 2020

Option Awards

The following table provides information regarding the equity awards outstanding as of December 31, 2020 held by each of our named executive officers:

	Option awards(1)
										Equity incentive
				Equity incentive					Equity incentive	plan awards:
				plan awards:			Number	Market	plan awards:	Market or
	Number of	Number of		Number of			of	value of	Number of	payout value
	securities	securities		securities			shares or	shares of	unearned	of unearned
	underlying	underlying		underlying			units of	units of	shares, units	shares, units
	unexercised	unexercised		unexercised	Option	Option	stock that	stock that	or other rights	or other rights
	options (#)	options (#)		unearned	exercise	expiration	have not	have not	have not	have not
Name	exercisable	unexercisable		options (#)	price ($)	date	vested (#)	vested ($)	vested (#)	vested ($)
Glenn Sanford,	1,695,540	0		0	$0.07	9/30/2022	0	$0.00	0	$0.00
CEO and	1,538,460	0		0	$0.07	9/30/2022	0	$0.00	0	$0.00
Chairman of	138,888	861,112	(2)	0	$9.94	7/31/2030	0	$0.00	0	$0.00
the Board	83,334	0		916,666	$9.94	7/31/2030	0	$0.00	0	$0.00
Jeff Whiteside,	150,000	250,000	(3)	0	$5.83	10/31/2028	0	$0.00	0	$0.00
CFO	0	200,000	(4)	0	$20.77	11/1/2030	0	$0.00	0	$0.00
Stacey Onnen,	0	0		0	$0.00	9/30/2021	150	$4,734.00	0	$0.00
President,	0	0		0	$0.00	10/31/2021	150	$4,734.00	0	$0.00
eXp Realty	0	0		0	$0.00	2/28/2022	74	$2,335.44	0	$0.00
	0	15,624	(5)	0	$6.40	2/29/2028	0	$0.00	0	$0.00
	0	121,874	(6)	0	$4.58	3/6/2030	0	$0.00	0	$0.00
Michael Valdes,	12,500	175,000	(7)	0	$ 4.37	5/5/2030	0	$0.00	0	$0.00
President,
eXp Global
Courtney Chakarun,	0	175,000	(8)	0	$5.99	6/15/2030	0	$0.00	0	$0.00
Chief
Marketing
Officer

(1)	Share amounts and exercise prices have been adjusted for the impact of the Stock Split for all periods presented.

(2)	Option award covering 861,112 unvested shares was granted to Mr. Sanford on July 31, 2020 and vests monthly over three years. Option award covering 916,666 shares was granted to Mr. Sanford on July 31, 2020 and vests based on continued service and based on revenues--see Compensation Discussion and Analysis.

(3)	Option award was granted to Mr. Whiteside on November 1, 2018 and vests quarterly over four years.

(4)	Option award was granted to Mr. Whiteside on November 1, 2020 and vests quarterly over three years.

(5)	Option award was granted to Ms. Onnen on March 1, 2018 and vests quarterly over four years.

(6)	Option award was granted to Ms. Onnen on March 7, 2020 and vests quarterly over four years.

(7)	Option award was granted to Mr. Valdes on May 4, 2020 and vests quarterly over four years.

(8)	Option award was granted to Ms. Chakarun on June 15, 2020 and vests quarterly over four years.

2020 Option Exercises and Stock Vested

The following table provides information with respect to the Company stock options exercised by and Company RSU awards vested to the named executive officers for the year ended December 31, 2020:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Glenn Sanford	-	-	350	7,060
Jeff Whiteside	100,000	3,031,660	-	-
Stacey Onnen	62,502	1,319,990	-	-
Michael Valdes	12,500	92,328	-	-
Courtney Chakarun	25,000	545,491	-	-

Potential Payments upon Termination or Change-in-Control

Pursuant to the terms of his offer letter with the Company, Mr. Whiteside is eligible to receive a payment of up to four months’ of base pay, less applicable withholding, in the event Mr. Whiteside is terminated by the Company without cause, which term is undefined. Mr. Whiteside’s receipt of severance is subject to his execution of a general release in the form prescribed by the Company. Such severance payment would be equal to $166,677, less applicable withholding (as of December 31, 2020).

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plan as of December 31, 2020:

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,851,058	$ 4.82	23,528,822
Equity compensation plans not approved by security holders	-	-	-
Total	9,851,058	$ 4.82	23,528,822

2021 Stock Split

On January 15, 2021, the Company’s Board of Directors approved a two-for-one stock split in the form of a stock dividend to stockholders of record as of January 29, 2021 (the “Stock Split”). The Stock Split was effected on February 12, 2021. All shares, RSUs, stock options, and per share information reported in this Proxy Statement have been retroactively adjusted to reflect the Stock Split.

2013 Stock Option Plan

On September 27, 2013, we adopted a stock option plan. The purpose of the stock option plan was to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased initiative to make contributions to our company. Under the stock option plan, eligible employees, consultants and certain other persons who were not eligible employees were eligible to receive awards of “non–qualified stock options.” Individuals, who, at the time of the option grant, were employees of our company or any related company (as defined in the stock option plan) and who were subject to tax in the United States were eligible to receive “incentive stock options.” The number of shares of our common stock issuable under the plan was 20,000,000. Although a limited number of awards under the plan remain outstanding, no awards have been granted under the 2013 Stock Option Plan since 2015 and the unissued shares rolled into the 2015 Equity Incentive Plan pursuant to the terms of the 2015 Equity Incentive Plan.

2015 Equity Incentive Plan

On March 12, 2015, we adopted an equity incentive plan which was subsequently amended on August 28, 2017, October 29, 2017 and on October 24, 2019. The purpose of the equity incentive plan is to retain the services of valued key employees, directors, officers and consultants and to encourage commitment and motivate excellent performance. Our employees, consultants and directors are eligible to participate in the 2015 Equity Incentive Plan as determined by the Board. The following equity awards may be granted under the equity incentive plan: “incentive stock options”, “non-qualified stock options,” shares of restricted stock, restricted stock units and other stock-based awards; provided, that “incentive stock options” may be granted only to employees. The number of shares of our common stock issuable under the plan is 62,000,000 and under the 2019 amendment, the aggregate number of shares reserved for issuance under the Plan will automatically increase on December 1 of each year, commencing on December 1, 2019, and ending on (and including) December 1, 2024, in an amount equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (b) the number of shares of Common Stock repurchased by the Company pursuant to any issuer repurchase plan then in effect; provided that the Board of Directors may act prior to December 1 of a given year to provide that there will be no share increase for such year or that the increase for such year will be a lesser number of shares than otherwise provided in clause (a) or (b). As of January 31, 2021, there were outstanding awards representing 16,349,324 shares of our common stock with 23,308,015 shares of our common stock available for future issuances under the 2015 Equity Incentive Plan.

On November 14, 2017, we filed a registration statement on Form S-8 to register the sale of 46,547,780 shares  issuable under the 2013 Stock Option Plan and 2015 Equity Incentive Plan.  On March 25, 2020, we filed a registration statement on Form S-8 to register an additional 21,916,436 shares issuable under the 2015 Equity Incentive Plan.

CEO Pay Ratio – 2020

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following reasonable estimate of the ratio of the median of the annual total compensation of all of our employees except Mr. Sanford, our CEO, to the annual total compensation of Mr. Sanford, calculated in a manner consistent with Item 402(u). For the year December 31, 2020:

●	The median of the annual total compensation of all of our employees, excluding our CEO, was $42,127.
●	The annual total compensation of our CEO was $1,312,688.
●	For the fiscal year 2020, the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 31 to 1.

The following is our methodology used to identify our median employee for fiscal year 2020:

●	December 31, 2020 was the date used to determine our employee population which includes full-time, part-time and temporary employees. As of that date, our employee population was 900 and consisted of individuals working at our parent company and our subsidiaries in the United States, including Puerto Rico, and Canada (76 employees), but excluding the Company’s employee population located in France (3 employees) and Australia (1 employee). SEC rules allow foreign employees to be excluded in a country if those employees account for 5% or less of the total employees (“de-minimis exclusion”). We did not include independent contractors, as permitted by SEC rules.
●	To determine the median employee of our employee population (other than Mr. Sanford), we used a consistently applied compensation measure comparing the cash compensation (total annual compensation and bonuses) paid in 2020 as reflected in our payroll records as of December 31, 2020, plus all stock compensation earned in 2020. Pursuant to the 2015 Equity Incentive Plan, as amended, each regular, full time employees receives an option award equal to 5% of his or her base salary using the Black Scholes valuation methodology, which award vest on the three-year anniversary of his or her employment. To determine the median employee of our employee population, we do not realize the stock compensation value as a portion of employee compensation until it has vested.
●	Using the employee (other than Mr. Sanford) compensation paid in 2020, we identified a median employee whose pay was within the average band of employee (other than Mr. Sanford) compensation paid in 2020. The median employee identified is a full-time employee, paid hourly. The median employee identified accurately represents a median employee as the Company employees many hourly full-time employees, the median employee’s position is a common employee position, and the median employee earns compensation representative of our median employee compensation.

Once we determined our median compensated employee using these measures, we calculated the employee’s 2020 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “Summary Compensation Table.” Except for certain executive officer voluntary compensation reductions during 2020 that were subsequently reversed,  there were no general employee compensation changes made due to the actual or projected impacts of COVID-19 and we believe the methodology used to determine our median employee is appropriate in light of COVID-19.

Beneficial Ownership of Common Stock

The following table provides certain information regarding the ownership of our common stock, as of February 16, 2021 by each person known to us to own more than 5% of our outstanding common stock; each of our named executive officers; each of our directors; and all of our executive officers and directors as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by April 17, 2021 (sixty days after February 16, 2021) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o eXp World Holdings, Inc. at 2219 Rimland Drive, Suite 301, Bellingham, WA 98226.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)		Percentage of Class(3)
	More than 5% stockholders:
Common Stock	Penny Sanford	29,531,640	(4)	20.45%
	Directors and named executive officers:
Common Stock	Glenn Sanford	44,620,916	(4) (5)	30.15%
Common Stock	Eugene Frederick	4,734,118	(4)	3.28%
Common Stock	Jason Gesing	2,878,636	(4) (6)	1.99%
Common Stock	Randall Miles	613,954	(7)	*
Common Stock	Jeff Whiteside	198,066	(8)	*
Common Stock	Dan Cahir	167,038	(9)	*
Common Stock	Darren Jacklin	142,560	(10)	*
Common Stock	Michael Valdes	25,000	(11)	*
Common Stock	Courtney Chakarun	12,500	(12)	*
Common Stock	Stacey Onnen	12,498	(13)	*
Common Stock	Felicia Gentry	6,300	(14)	*
Common Stock	All executive officers and directors as a group (14 persons)	53,654,650		35.90%

* - Less than one percent.

(1)	Share amounts have been adjusted for the impact of the Stock Split for all periods presented.
(2)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(3)	Percentage of ownership is based on 144,377,201 shares of our common stock issued and outstanding as of February 16, 2021. Common stock subject to options or warrants exercisable within 60 days of February 16, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(4)	On March 8, 2021, Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick (collectively, the “Group Members”) filed a Schedule 13D/A with the SEC (the “Schedule 13D/A”) indicating that they had entered into an agreement to vote their shares as a group with respect to the election of directors and any other matter on which our shares of common stock are entitled to vote. By virtue of the relationship described in the Schedule 13D/A, the Group

Members may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Act. As a member of a group, each Group Member may be deemed to share voting and dispositive power with respect to, and therefore beneficially own, the securities of the Company beneficially owned by the Group Members as a whole. As of February 16, 2021, the Group Members are collectively the beneficial owners of 81,765,310 shares of our common stock. Such shares of common stock represent beneficial ownership of 55.87% of outstanding shares of common stock.
(5)	Includes 40,998,028 shares of our common stock and 3,622,888 shares of our common stock exercisable within 60 days of February 16, 2021.
(6)	Includes of 2,276,136 shares of our common stock and stock options to acquire 602,500 shares of our common stock exercisable within 60 days of February 16, 2021.
(7)	Includes 270,080 shares of our common stock and stock options to acquire 343,874 shares of our common stock exercisable within 60 days of February 16, 2021.
(8)	Includes 150 shares of our common stock and stock options to acquire 197,916 shares of our common stock only exercisable within 60 days of February 16, 2021.
(9)	Includes 11,482 shares of our common stock and stock options to acquire 155,556 shares of our common stock exercisable within 60 days of February 16, 2021.
(10)	Includes 140,008 shares of our common stock and stock options to acquire 2,552 shares of our common stock exercisable within 60 days of February 16, 2021.
(11)	Includes stock options to acquire 25,000 shares of our common stock exercisable within 60 days of February 16, 2021.
(12)	Includes stock options to acquire 12,500 shares of our common stock exercisable within 60 days of February 16, 2021.
(13)	Includes stock options to acquire 12,498 shares of common stock exercisable within 60 days of February 16, 2021.
(14)	Includes 2,186 shares of our common stock and stock options to acquire 4,114 shares of our common stock exercisable within 60 days of February 16, 2021. Ms. Gentry’s term as a director began May 28, 2020.

Certain Relationships and Related Transactions

The Company’s policy requiring that independent directors approve any related party transaction is not evidenced by writing but has been the Company’s consistent practice. Each director and executive officer must promptly notify the Chief Executive Officer and the Audit Committee of the Board of any matter that he or she believes may raise doubt regarding his or her ability to act objectively and in the Company’s best interest. In determining whether to approve, ratify, disapprove or reject such related party transaction, the Audit Committee may take into account, among other factors it deems appropriate, whether such related party transaction is entered into on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances. These policies and procedures are evidenced in writing in the Audit Committee charter and the Company’s Code of Business Conduct and Ethics.

On November 4, 2020, Sanford Enterprises, LLC (“Sanford Enterprises”), a wholly-owned entity of Mr. Glenn Sanford, our Chief Executive Officer, a Director and Chairman of the Board of the Company, purchased all of the membership equity interests in Success Enterprises LLC (“Success”) from Success Partners Holding Co, a third party media vendor to us, for $8.0 million in cash. On December 4, 2020, we completed the acquisition of Success and its related media properties, including SUCCESS® print magazine, SUCCESS.com, SUCCESS®  newsletters, podcasts, digital training courses and affiliated social media accounts across platforms (the “Success Acquisition”) from Sanford Enterprises for cash consideration of $8.0 million using cash on hand. After being informed of all material facts related to Mr. Sanford’s interest in the transaction, the Success Acquisition was approved by the Board (with Mr. Sanford recused) on December 4, 2020.

As of fiscal year ended 2020, except for the Success Acquisition, in addition to revenue sharing payments made to our named executive officers as disclosed in “Executive Compensation” and to certain of our directors as disclosed in “Director Compensation”, there were no other Related Party Transactions.

None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who owned more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock and other securities of the Company on Forms 3, 4 and 5 with the SEC. Reporting Persons were required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they filed.

Based solely on review of reports received by the Company or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2020, all Reporting Persons complied with all applicable Section 16(a) filings, except for the following, which were inadvertently omitted due to administrative oversight: (i) Mr. Miles filed two late Forms 4: one on December 21, 2020 to report the acquisition of non-derivative securities on December 16, 2020, the disposition of shares of common stock on December 16, 2020 and the acquisition of derivative securities on December 16, 2020, and one on November 27, 2020 to report the acquisition of non-derivative and derivative securities on November 24, 2020; (ii) Mr. Cheng filed a late Form 3 on November 20, 2020 to report his appointment as Controller of the Company on October 15, 2020; (iii) Mr. Whiteside filed a late Form 4 on November 19, 2020 to report the acquisition of derivative securities November 1, 2020; (iv) Mr. Jacklin filed three late Forms 4: one on November 18, 2020 to report the disposition of shares of common stock on September 25, 2020 and September 28, 2020, one on February 6, 2020 to report the acquisition of non-derivative securities on January 31, 2020, and one on January 16, 2020 to report the acquisition of non-derivative securities on December 31, 2019; (v) Mr. Frederick filed four late Forms 4: one on August 31, 2020 to report the disposition of shares of common stock on August 12, 2020 and August 13, 2020, one on July 15, 2020 to report the acquisition of non-derivative securities on January 31, 2017, May 31, 2017, June 30, 2017, August 31, 2017, November 30, 2017, January 31, 2018, February 28, 2018, April 30, 2018, May 31, 2018, September 30, 2018, October 31, 2018, January 31, 2019, March 31, 2019, April 30, 2019, June 30, 2019, October 31, 2019, November 30, 2019, March 1, 2020, April 1, 2020, April 30, 2020, May 1, 2020, and July 12, 2020, one on February

6, 2020 to report the acquisition of non-derivative securities on January 31, 2020, and one on January 16, 2020 to report the acquisition of non-derivative securities on December 31, 2019; (vi) Ms. Truax filed a late Form 4 on July 17, 2020 to report acquisitions of non-derivative securities on June 30, 2017, August 31, 2017, February 28, 2018, April 30, 2018, June 30, 2018, July 31, 2018, January 31, 2019, March 31, 2019, May 31, 2019, July 31, 2019, September 30, 2019, December 31, 2019, and April 30, 2020 and the acquisition of derivative securities on February 1, 2019; (vii) Ms. Gentry filed a late Form 4 on June 22, 2020 to report the acquisition of non-derivative securities on May 28, 2020 and a late Form 3 on June 22, 2020 to report her appointment as a Director of the Company on May 28, 2020; (viii) Ms. Onnen filed a late Form 4 on March 11, 2020 to report the acquisition of derivative securities on March 7, 2020; and (ix) Mr. Sanford filed two late Forms 4: one on March 2, 2020 to report the disposition of shares of common stock on December 16, 2019 and one on January 28, 2020 to report the disposition of shares of common stock on January 22, 2020.

ANNEX A

PROPOSED AMENDMENT TO CHARTER

If Proposal 4 is approved by the stockholders, Section 3.01 of Article III of the Company’s Charter will be amended as set forth below. Proposed additions are indicated by underline and proposed deletions are indicated by strike-through.

SECTION 3.01.Amount. The total number of shares of stock which the Corporation has authority to issue is ~~22~~900,000,000  shares initially all of which are designated as Common Stock, par value of $0.00001 per share (“Common Stock”).

A-1

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O EXP WORLD HOLDINGS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting -Go to https://virtualshareholdermeeting.com/EXPI2021 You may vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to enter your 16-digit control number. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44640-P52363 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EXP WORLD HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Glenn Sanford 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2021. Approve, by a non-binding, advisory vote, the 2020 compensation of our named executive officers. Approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.00001 par value per share, from 220,000,000 to 900,000,000. 1b. Jason Gesing 3. 1c. Randall Miles 4. 1d. Dan Cahir 1e. Darren Jacklin 1f. Eugene Frederick 1g. Felicia Gentry NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D44641-P52363 EXP WORLD HOLDINGS, INC. Annual Meeting of Stockholders May 17, 2021 12:00 PM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Glenn Sanford and Jeff Whiteside, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of eXp World Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Pacific Time on Monday, May 17, 2021, by webcast only at https://expworldholdings.com/expshareholdersummit2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side